Exhibit 99.2

ADDITIONAL INFORMATION RELATING TO THE PROVINCE 1

[1]	Any dollar amounts in Exhibit 99.2 are expressed in Canadian dollars ($) unless otherwise specified or the context otherwise requires.

(Note: Data in the tables may not add to totals due to rounding.)

Province of Ontario’s Location in Canada

Province of Ontario’s Location in the World

OVERVIEW

Area and Population

The Province of Ontario covers an area of approximately 1,076,395 square kilometres (415,598 square miles), about 10.8% of Canada, and is about 11% as large as the United States. The estimated population of Ontario on July 1, 2021 was 14.8 million, or 38.8% of Canada’s population of 38.2 million. Since 2001, the populations of Ontario and Canada have both increased at an average annual rate of 1.1%. Although it constitutes only 12% of the area of the Province, southern Ontario is home to approximately 94.5% of its population (as of July 1, 2020). The population of the Greater Toronto Area, the most populous metropolitan area in Canada, was estimated to be 7.1 million on July 1, 2020.

Government

Canada is a federation with a parliamentary system of government. Constitutional responsibilities are divided between the federal government, the 10 provinces and the 3 territories.

The Premier of the Province of Ontario (the “Premier”) is traditionally the leader of the political party with the greatest number of members elected to the Legislative Assembly. The Cabinet through the Lieutenant Governor, who represents the Crown, formally exercises executive power. Cabinet ministers are usually nominated from among members of the Premier’s party. The Legislative Assembly consists of 124 seats, each representing a specified territorial division of the Province, and is elected for a four-year term. A dissolution of the Legislative Assembly prior to the end of the four- year term may be requested by the Premier at the Premier’s own volition or if the government loses the confidence of the Legislative Assembly by being defeated on an important vote.

The last Provincial election was held on June 7, 2018. The Progressive Conservative Party currently has 69 seats in the Legislative Assembly, the New Democratic Party of Ontario has 40 seats, the Ontario Liberal Party of Ontario has 7 seats, the Green Party of Ontario has 1 seat, the New Blue Party of Ontario has 1, 5 Independent seats and 1 Vacant Seat. The current government of the Province is formed by the Progressive Conservative Party.

Constitutional Framework

Canada is a federation and its constitution establishes the division of responsibilities between the federal and provincial levels of government. Each provincial government and the federal government has supremacy within its respective sphere of assigned responsibilities. Jurisdiction over the establishment and operation of municipalities is granted exclusively to the provinces.

The federal government is empowered to raise money by any mode or system of taxation. It has exclusive jurisdiction over such matters as the regulation of trade and commerce, currency and coinage, banks and banking, national defence, foreign affairs, postal services, railways and navigation, as well as those areas not exclusively assigned to the provinces. Each province has authority to raise revenue through direct taxation within the province. Areas of provincial constitutional authority include health care, education, social services, municipal institutions, property and civil rights, and natural resources.

Operational Framework

Ontario administers its constitutional responsibilities through government ministries and provincially created bodies such as government-owned corporations (“Crown corporations”), agencies, boards, commissions, municipalities, school boards and hospital boards. The use of these quasi- independent bodies decentralizes the administration of provincial responsibilities. However, the Province has elected to centralize the financing of these bodies by retaining the major taxing and borrowing powers at the provincial level. Some entities borrow in their own names in various capital markets as did Ontario Hydro prior to its restructuring in April 1999.

Implications for Provincial Financial Statements

The provincial governments’ delivery of services in areas such as health, postsecondary education and social assistance has been supported by transfer payments from the federal government, often established through federal-provincial agreements. In fiscal year 2020-21, approximately 20.6% of the Province’s revenue came from federal transfers.

Federal-provincial funding arrangements can be complex and extensive, involving financial relationships between the Province, the federal government and provincially-created organizations. These financial interrelationships are important in understanding the revenue, expense and financing activity of the Province. The performance of organizations controlled by the Province, such as Government Business Enterprises (GBEs), hospitals, school boards and colleges, has a direct impact on the Province’s financial results. For example, as at March 31, 2021, approximately 22.7% (2020, 23.2%) of the Financial Assets of the Province could be attributed to GBEs.

Foreign Relations

The Province has no direct diplomatic relations with foreign countries, but has developed a high degree of international activity in order to facilitate investment in Ontario.

The Budget and Quarterly Reporting

The Fiscal Sustainability, Transparency and Accountability Act, 2019 (the FSTAA) sets out guidelines for public reporting of the fiscal plan. It requires that the Ontario Minister of Finance (“Minister”) release an annual budget that outlines a multi-year fiscal plan. In addition, it requires the Minister to release a mid-year review of the fiscal plan, known as the Ontario Economic Outlook and Fiscal Review. Each fiscal year, the Minister must release interim updates in the Summer and Winter on Ontario’s revenues and expenses for the current year. Finally, the FSTAA, among other things, also requires that quarterly information about Ontario’s economic accounts be released to the public.

PUBLIC FINANCE

Revenue – Taxation

For the year ended March 31, 2021

This schedule summarizes the sources of the Province’s revenue by main classification.

	2021 $	2020 $
TAXATION
Personal Income Tax	40,332,921,073	37,743,092,450
Sales Tax	26,575,706,536	28,618,758,865
Corporations Tax	17,774,878,443	15,414,316,336
Employer Health Tax	6,536,709,496	6,731,084,884
Education Property Tax	6,039,926,257	6,179,154,482
Ontario Health Premium	4,329,622,398	4,059,193,559
Land Transfer Tax	3,697,668,240	3,067,143,373
Gasoline Tax	1,898,038,231	2,782,966,579
Tobacco Tax	1,099,217,702	1,117,575,631
Fuel Tax	686,177,611	806,776,278
Beer, Wine and Spirits Tax	624,179,524	582,196,309
Electricity Payments-In-Lieu of Taxes	563,000,000	505,000,000
Estate Administration Tax	235,796,342	214,507,699
Corporation Preferred Share Dividend Tax	228,966,083	289,419,939
Mining Profits Tax	107,559,538	71,863,938
Ontario Portion of the Federal Cannabis Excise Duty	106,525,925	47,628,350
Provincial Land Tax	35,590,707	37,166,944
Gross Revenue Charge - Property Tax Component	5,631,445	4,363,048
Race Tracks Tax	3,164,236	3,933,231
Acreage Tax - The Mining Act	2,063,102	1,523,220
Other Taxation	—	(92,940)

TOTAL TAXATION	110,883,342,889	108,277,572,176

Source: Ontario Ministry of Finance

Personal Income Tax revenue is collected by the federal government on behalf of the Province. The amount reported by the Province in 2020–21 is net of $900,900,547 in Ontario tax credits, excluding tax credits reported as expenses.

For 2021, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $45,142; 9.15% for taxable income over $45,142 and up to $90,287; 11.16% for taxable income over $90,287 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2020, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $44,740; 9.15% for taxable income over $44,740 and up to $89,482; 11.16% for taxable income over $89,482 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2019, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $43,906; 9.15% for taxable income over $43,906 and up to $87,813; 11.16% for taxable income over $87,813 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. Ontario non-refundable tax credits are provided for individual and family circumstances (e.g., basic amount, spouse, medical expenses) at the rate of 5.05% (11.16% for charitable donations in excess of $200), before calculating the provincial surtax and Ontario Tax Reduction. Many Ontario non-refundable tax credit amounts are indexed annually. The Ontario Dividend Tax Credits are calculated after the provincial surtax and before the Ontario Tax Reduction. In 2021 and 2020, these credits were provided at a rate of 10% for eligible dividends and at a rate of 2.9863% for non-eligible dividends. In 2019, these credits are provided at a rate of 10% for eligible dividends and at a rate of 3.2863% for non-eligible dividends.

Those who owe a higher amount of Ontario personal income tax are subject to a surtax. For 2021, the surtax is equal to 20% of Ontario income tax in excess of $4,874, plus 36% of Ontario income tax in excess of $6,237. For 2020, the surtax is equal to 20% of Ontario income tax in excess of $4,830, plus 36% of Ontario income tax in excess of $6,182. For 2019, the surtax is equal to 20% of Ontario income tax in excess of $4,740, plus 36% of Ontario income tax in excess of $6,067.

If a tax filer’s Ontario tax exceeds their threshold amount, the Ontario Tax Reduction may reduce their Ontario tax. For 2021, the basic threshold amount is $251, and the additional amount for each dependent child age 18 and under and each disabled or infirm dependant is $464. For 2020, the basic threshold amount is $249 and the additional amount for each dependent child age 18 and, under, and each disabled or infirm dependant, is $460. For 2019, the basic threshold amount is $244 and the additional amount for each dependent child age 18 and, under, and each disabled or infirm dependant, is $452.

The Harmonized Sales Tax (HST) is a single value-added tax based on the federal Goods and Services Tax. The provincial portion of the HST is 8% and the federal portion is 5%, for a combined HST rate of 13%. The federal government is responsible for the collection and administration of the tax, with HST revenues distributed to the Province based on a revenue allocation formula. Ontario also maintains a Retail Sales Tax of 8% on certain insurance premiums and 13% on private transfers of specified vehicles, which is collected and administered by the Province. The Sales Tax amounts reported by the Province are net of sales tax credits of $2,006,629,462 in 2020–21 and $1,979,389,427 in 2019-20.

Corporations Tax is comprised of three types of taxes levied on corporations: income tax, insurance premium tax and special additional tax on life insurance corporations. Details of these taxes follow.

Income Tax: The general statutory Corporate Income Tax (CIT) rate is 11.5%. Active business income from manufacturing and processing, mining, logging, fishing and farming is subject to a lower CIT rate of 10%. Small Canadian-controlled private corporations (CCPCs) are also eligible for a lower CIT rate of 3.2% on the first $500,000 of active business income (the small business CIT rate was reduced from 3.5% to 3.2%, effective January 1, 2020, and is prorated for taxation years that straddle this date). The small business CIT rate is phased out for large CCPCs, and associated groups of CCPCs, that have more than $10 million (fully eliminated if more than $15 million) of taxable capital employed in Canada in the previous year. The Province also levies a Corporate Minimum Tax (CMT), which is effectively a pre-payment of regular CIT. CMT is calculated as the amount by which 2.7% of a corporation’s adjusted net income for accounting purposes exceeds CIT payable.

Insurance Premium Tax: Insurance companies are subject to a 2% insurance premium tax on life, accident and sickness insurance premiums, 3.5% on property insurance premiums and 3% on other (e.g. casualty) insurance premiums.

Special Additional Tax: Life insurance corporations pay a special additional tax at a rate of 1.25% of taxable capital employed in Ontario that exceeds a minimum capital allowance of $10 million, with corporate income tax and CMT creditable against this tax.

The Employer Health Tax is paid by employers on their Ontario payroll. Employers with annual Ontario payroll of $200,000 or less calculate tax payable at 0.98% of their taxable annual Ontario payroll; employers with annual Ontario payroll over $200,000 and up to $400,000 calculate tax payable at graduated rates that apply to their taxable annual Ontario payroll starting at 1.101% through to 1.829%; and employers with annual Ontario payroll in excess of $400,000 calculate tax payable at 1.95% of their taxable annual Ontario payroll. A tax exemption is provided for the amount of annual Ontario payroll paid by private sector employers, including their associated entities, up to a threshold level. The EHT exemption threshold for 2021 is $1 million. The Ontario Government made permanent the temporary increase to the 2020 exemption from $490,000 to $1 million. The exemption is adjusted for inflation every five years using the Ontario Consumer Price Index. The next adjustment is scheduled to occur on January 1, 2029. Employers with annual Ontario payroll in excess of $5,000,000 are generally not eligible for the exemption.

Education property taxes are collected from taxpayers by municipalities and remitted to school boards for the purposes of funding a portion of elementary and secondary education. Education property tax rates are set annually by the Minister of Finance for each class of real property. The tax is levied on the assessed value of property at a uniform rate of 0.153% for residential properties, in 2020. Rates for commercial, industrial, pipeline and landfill properties vary across the province. These rates are regulated under the Education Act. The Education Property Tax amounts shown are net of $1,183,784,624 in property tax credits and grants in 2019-20 and $1,222,103,521 in 2020-21. The amounts also reflect a number of rebates, reductions and exemptions available across the province.

The Ontario Health Premium (OHP) helps ensure the government’s ability to make investments in the province’s health care system. OHP supports expenditure in all areas of the health sector and is not earmarked by program area. In 2020–21, OHP revenue increased by $271 million to $4,330 million, up from $4,059 million in 2019–20. During the same period, expenses in the health sector increased by $5,762 million to $69,478 million, up from $63,761 million in 2019–20.

In 2020–21, revenue from the health premium was $4,330 million, or 6.2 per cent of the $69,478 million in total expenses for the health sector. This compares to $4,059 million or 6.4 per cent of $63,716 million in 2019–20. Below is a table that shows an example of how the health premium revenue supports major investments in the health care sector and also the level of support each sector would receive if the percentage shares in 2019–20 and 2020–21 were allocated proportionately across each expense area.

Example of How the Health Premium Supports Investments in the

Health Care Sector: OHP Revenue as a Share of Total Health

Expenditures Applied Proportionately Across Expense Areas

($ Millions)	2020–21 6.2%	2019–20 6.4%
Hospitals	1,566	1,217
OHIP	936	1,005
Home Care, Community and Mental Health Services	435	406
Long–Term Care Homes	370	279
Ontario Drug Programs	317	305
Public Health, Health Promotion and Other	706	847

Total	4,330	4,059

Source: Ontario Ministry of Finance

The Ontario Health Premium is paid by individuals resident in Ontario on the last day of the taxation year. An individual’s Ontario Health Premium liability is: $0 for taxable income of up to $20,000; 6% of taxable income over $20,000 for taxable income over $20,000 up to $25,000; $300 for taxable income over $25,000 up to $36,000; $300 plus 6% of taxable income over $36,000 for taxable income over $36,000 up to $38,500; $450 for taxable income over $38,500 up to $48,000; $450 plus 25% of taxable income over $48,000 for taxable income over $48,000 up to $48,600; $600 for taxable income over $48,600 up to $72,000; $600 plus 25% of taxable income over $72,000 for taxable income over $72,000 up to $72,600; $750 for taxable income over $72,600 up to $200,000; $750 plus 25% of taxable income over $200,000 for taxable income over $200,000 up to $200,600; and $900 for taxable income over $200,600.

Land Transfer Tax is collected on the transfer of land and is payable on the value of the consideration, which is generally the purchase price. Land Transfer Tax rates are 0.5% on the amount up to and including $55,000; 1% on the amount over $55,000, up to and including $250,000; 1.5% on the amount over $250,000, up to and including $400,000; and 2% on the amount over $400,000. For land with one or two single family residences, the tax rate on the amount over $2,000,000 is 2.5%. Eligible first-time homebuyers may receive a refund of Land Transfer Tax up to a maximum amount of $4,000. An additional 15% Non-Resident Speculation Tax applies to the purchase or acquisition of an interest in certain residential property located in the Greater Golden Horseshoe Region by individuals who are not citizens or permanent residents of Canada, or by foreign corporations (foreign entities) and taxable trustees. Non-Resident Speculation Tax exemptions and rebates may be available if taxpayers meet specific eligibility requirements.

Gasoline Tax is levied on gasoline, propane used in a licensed motor vehicle, and aviation fuel. The tax rate for gasoline is 14.7 cents per litre. The tax rate for propane used in licensed motor vehicles is 4.3 cents per litre. The tax rate for aviation fuel is 6.7 cents per litre; however, the aviation fuel tax rate in Northern Ontario (the geographic areas of Algoma, Cochrane, Kenora, Manitoulin, Nipissing, Parry Sound, Rainy River, Sudbury, Thunder Bay and Timiskaming) is 2.7 cents per litre. Gasoline tax is pre-collected by registered collectors and importers.

Tobacco Tax covers all forms of tobacco products. The specific tax rate is 18.475 cents per cigarette or per gram or part gram of fine cut tobacco and all other tobacco products except cigars. The rate of tax on cigars is 56.6% of the taxable price of the cigar. The majority of tax is collected for the Province by Ministry-designated tobacco and cigar wholesalers.

Fuel Tax is levied on clear middle distillate petroleum fuels, such as those used in diesel-powered vehicles. The fuel tax rate is 14.3 cents per litre, unless the fuel is used in railway equipment, in which case the rate is 4.5 cents per litre. Fuel Tax is pre-collected by registered collectors and importers.

Beer, Wine and Spirits Taxes apply on purchases where the Liquor Control Board of Ontario (LCBO) is not the retailer or wholesaler of the alcohol product. Beer taxes apply on purchases of beer from a beer manufacturer’s on-site store, brew pub, the Beer Store, or a licensed establishment. Wine taxes apply on purchases of wine and wine coolers from on and off-site winery retail stores. Spirits taxes apply on purchases of spirits and spirits coolers from a spirits manufacturer’s on-site store.

Ontario Power Generation Inc. and its subsidiaries and municipal electricity utilities that are exempt from regular corporate income taxes are liable to make payments in lieu of federal and provincial corporate tax (PILs) to the Ontario Electricity Financial Corporation (OEFC). PILs are equal to regular federal and Ontario corporate income taxes that are levied under the Income Tax Act (Canada), the Corporations Tax Act and the Taxation Act, 2007 on entities that are not tax exempt.

OEFC is the Ontario Hydro successor company that is responsible for servicing and retiring the debt and certain other liabilities of the former Ontario Hydro. All PILs received by OEFC are used to service and retire its obligations. As a result of an initial public offering of Hydro One common shares in 2015, Hydro One ceased to be exempt from federal and provincial corporate income taxes and is no longer subject to the PILs regime. The Minister of Finance is required by statute to make payments to the OEFC equal to the amount of provincial tax payable by Hydro One Inc. under the Taxation Act, 2007.

Ontario Power Generation (OPG), Hydro One and municipal electricity utilities also make payments in lieu of additional municipal and school taxes to the OEFC. The Gross Revenue Charge (GRC) portion payable to OEFC is also recorded under electricity PILs.

The federal government remits to the province 35 per cent of the net taxes that it collects with respect to preferred share dividends paid by corporations with operations in Ontario.

The Estate Administration Tax is payable by the estate of a deceased person on the issuance of a certificate of appointment of an estate trustee (referred to as an “estate certificate”) by an Ontario court. For applications for an estate certificate made on or after January 1, 2020, there is no tax payable if the value of the estate is $50,000 or less. For estates valued over $50,000, the amount of tax is equal to $15 for each $1,000 (or part thereof) of the value of the estate exceeding $50,000. For applications made before January 1, 2020, the amount of tax is equal to $5 for each $1,000, or part thereof, of the first $50,000 of the value of the estate and $15 for each $1,000, or part thereof, of the value of the estate exceeding $50,000. If the value of the estate does not exceed $1,000, the estate is exempt from this tax.

Ontario levies a mining tax on profits in excess of $500,000 derived from the extraction of mineral substances raised and sold by operators of Ontario mines. The $500,000 annual deduction must be shared by associated corporations. The tax rate on taxable profit subject to mining tax is 10% for non-remote mines and 5% for remote mines. A mining tax exemption on up to $10 million of profit during an exempt period is available for each new mine. The exempt period for a new non-remote mine is three years and the exempt period for a new remote mine is 10 years. The mining tax exemption is also available for a major expansion of an existing non-remote mine. Mining tax does not apply to diamond mining. Diamonds are subject to a royalty on the value of a diamond mine’s output. The royalty rate is the lesser of 13% and the amount calculated on the value of output according to a graduated rate scale.

Provincial Land Tax is levied on land in areas without municipal organization at the rates prescribed by regulation. The rate that applies depends on which property class the land is classified and whether the land is in a locality as defined by the Assessment Act.

The Cannabis Excise Duty is imposed by the federal government on cannabis products, payable by the federal licensee that packages the cannabis products (typically the producer) or, in the case of imports, payable by the importer, owner or other person liable under the Customs Act (Canada). The federal government is responsible for the collection and administration of the tax. For dried cannabis flower, the excise duty rate is the greater of $1/gram or 10% of the federal licensee’s selling price for the packaged product when delivered to a purchaser, and for edibles, extracts and topicals, the excise duty rate is $0.01 per milligram of tetrahydrocannabinol (THC). Different rates apply for other product types. Ontario receives 75% of the excise duty collected on cannabis products intended for sale in Ontario, plus an additional sales tax adjustment of 3.9% on the federal licensee’s selling price.

Effective January 1, 2001, the existing property taxes and water rental charges paid by hydro-electric generating station owners and water power leaseholders were replaced with taxes and charges on the gross revenues of hydro-electric generating stations.

The Property Tax component payable to the OEFC is included as PILs on consolidation to the Province and the Property Tax component payable to the Province is reported under Taxation revenue. The Water Rental component of the GRC is included under Other Revenue – Royalties.

The Race Tracks Tax is levied at the rate of 0.5% on all wagers made in Ontario, and is collected and remitted to the Province by track operators.

The Mining Land Tax is a tax levied under the Mining Act, on lands or mining rights liable under the Act, at a rate of $4 per hectare per year.

Revenue – Non-Tax

For the year ended March 31, 2021

	2021	2020
	$	$
GOVERNMENT OF CANADA
Canada Health Transfer	16,206,062,095	15,639,873,000
Canada Social Transfer	5,814,833,000	5,650,306,000
Safe Restart Agreement	5,094,542,000	—
COVID-19 Essential Workers Support Fund	1,129,036,821	—
Safe Return to Class Fund	763,340,000	—
Labour Market Development Agreement	741,361,740	723,262,341
Infrastructure Programs	625,906,179	399,572,160
Workforce Development Agreement	581,758,588	330,970,601
Home Care and Mental Health	484,604,654	426,270,716
Direct Transfers to Hospitals, School Boards and Colleges	458,612,807	413,891,496
Social Housing	338,188,310	483,899,694
Indian Welfare Services Agreement	318,070,263	283,336,660
Early Learning and Childcare	154,364,957	145,159,307
Bilingualism Development	115,989,795	94,351,509
Legal Aid - Criminal	86,188,478	89,764,168
Youth Criminal Justice	53,259,716	53,063,791
Canadian Agricultural Partnership	49,032,716	44,745,406
Student Assistance	28,740,989	24,467,016
Immigration Holds Agreement	5,732,345	12,304,307
Other	874,502,772	582,746,738

TOTAL GOVERNMENT OF CANADA	33,924,128,225	25,397,984,908

Source: Ontario Ministry of Finance

The Canada Health Transfer (CHT) is a federal block transfer that supports health care spending in the provinces and territories. Beginning in 2014–15, the CHT has been allocated to provinces and territories on an equal per capita basis. To receive CHT transfers, provinces and territories must comply with the principles of the Canada Health Act.

The Canada Social Transfer (CST) is a federal block transfer that supports provincial and territorial expenditures on post-secondary education, social assistance and social services, including early childhood development, and early learning and child care services. Beginning in 2007–08, the CST has been allocated to provinces and territories on an equal per capita basis. To receive CST transfers, provinces and territories cannot impose residency requirements in determining eligibility for social assistance to Canadian citizens, permanent residents, persons with a temporary resident permit, and refugee claimants waiting to receive permanent resident status.

The Safe Restart Agreement (SRA) provided one-time funding in 2020-21 for the safe re-opening of provincial and territorial economies in response to the COVID-19 pandemic. The seven priority spending categories agreed upon by provinces and territories were: testing, contract tracing and data management; health care system capacity; vulnerable populations; municipalities and transit; Personal Protective Equipment (PPE); child care for returning workers; and a pan-Canadian sick leave program (federal delivery). The SRA agreement was finalized on September 16, 2020; Ontario provided an agreement letter to the federal government outlining its expenditure commitments for these seven sending categories. Ontario’s allocation of SRA funding for the 2020 agreement was received on September 30, 2020.

The COVID-19 Essential Workers Support Fund provided one-time funding in 2020-21 as part of the response to the pandemic. This funding supported Ontario’s temporary pandemic pay program for eligible frontline workers.

The Safe Return to Class Fund is a one-time federal transfer to provinces and territories to support various initiatives such as adaptation of learning spaces, improving air systems, increased hygiene measures, additional cleaning, procurement of PPE, support for remote learning and health and safety training for staff. Funding under this agreement was provided in two phases. Ontario received the first payment in September 2020, following a letter from the Prime Minister confirming the federal commitment. Ontario received the second payment in January 2021, following a letter from the Premier to the federal government outlining completed spending for phase one and planned spending for phase two. The funding agreement was finalized in January 29, 2021.

The Labour Market Development Agreement (LMDA) provides funding to Ontario to support the design and delivery of employment and training programs to benefit insured participants (as defined in Part II of Canada’s Employment Insurance Act) and to fund support measures to help clients obtain employment, facilitate labour market partnerships and support research and innovation activities. The LMDA is an ongoing agreement. Funding secured through the 2017–18 renegotiation of the agreement is allocated until 2022.

Infrastructure funding to Ontario is provided through the Investing in Canada Infrastructure Program, agreement for the Investment in Affordable Housing, Post-Secondary Institutions Strategic Investment Fund, Building Canada Fund, Clean Water and Wastewater Fund, Public Transit Infrastructure Fund and other federal provincial infrastructure programs. These agreements support the construction, renewal, improvement and expansion of the Province’s physical capital, including roads, bridges, public transit, affordable housing and water systems.

The Workforce Development Agreement (WDA) funds training and skills development for Ontarians, including those in need of essential skills development, and programming for people with disabilities, youth, newcomers and adult learners. In 2020–21, additional one-time funding was provided to provinces and territories to offer Canadians the skills training and employment support they need, as part of the COVID-19 pandemic recovery efforts. Funding is recorded in 2020-21 and 2021-22.

Targeted federal funding for access to home and community care and mental health and addictions services is provided to Ontario, beginning in 2017-18, over a 10-year period. This funding is guided by a Common Statement of Principles on Shared Health Priorities that all provinces and territories agreed on.

Direct Transfers to Hospitals, School Boards and Colleges (BPS Organizations) represent federal government funding to BPS Organizations for research, long term and complex hospital care for veterans, enhanced community care for Northern Ontario, Language Instruction for Newcomers to Canada (LINC), Employment Assistance, and post-secondary education programs.

Social Housing Agreement reimbursements are the federal portion of the cost of subsidizing low-rental housing programs. The Province receives funding from the Canada Mortgage and Housing Corporation (CMHC) to administer social housing in Ontario.

The Memorandum of Agreement Respecting Welfare Programs for Indians (Indian Welfare Services Agreement, 1965) is a bilateral cost-sharing agreement under which Canada reimburses Ontario for a portion of expenditures incurred to provide eligible social services to status First Nation individuals living on reserve (and off reserve for up to 12 months). The Agreement recognizes a shared Ontario-Canada commitment to make available to status First Nation individuals living on reserve, and to those who have moved off reserve for up to one year, eligible social services programs that are available to the population of the province not living on reserve. As this is a bilateral agreement between Canada and Ontario, First Nations are not signatories to the Agreement. The Agreement outlines a formula to determine Canada’s financial contribution for services in four program areas outlined in the Agreement that are provided and funded by Ontario: child protection and child welfare prevention, child care, financial/employment assistance (Ontario Works) and homemakers and nurses services.

Through the Canada-Ontario Early Learning and Child Care Agreement, the federal government provides contributions to Ontario to further improve Ontario’s early learning and child care system.

Bilingualism Development reimbursements are the federal government’s portion of the costs of providing services in both official languages and of providing adequate educational facilities for teaching the second official language. The federal government also contributes to Ontario’s initiatives in French-language schools, such as the establishment of administrative structures in new French-language school boards, and initiatives designed to improve the achievements of French-language students.

Legal Aid payments are the federal government’s contribution to assist in providing legal aid services to economically disadvantaged people in serious criminal matters and proceedings under the Youth Criminal Justice Act. They also help ensure that certain minimum standards of legal aid are maintained in accordance with the Agreement Respecting Legal Aid in Criminal Law, the Youth Criminal Justice Act and immigration and refugee matters.

Youth justice programs are ongoing and mandated under the federal Youth Criminal Justice Act. Programs are delivered by the Ministry of Children, Community and Social Services and/or Transfer Payment Partners. As the administration of justice is a joint responsibility between the federal government and the provinces and territories, a portion of the Ontario expenditures are submitted for funding support through a Contribution Agreement with federal Department of Justice on an annual basis.

The Canadian Agricultural Partnership (CAP) is a five-year federal-provincial-territorial commitment to support Ontario’s agri-food and agri-products sectors that focuses on the key priority areas of economic development, environmental stewardship, and protection and assurance. CAP came into effect on April 1, 2018 and replaced Growing Forward 2.

Student Assistance includes the Canada Student Grant for Services and Equipment for Students with Permanent Disabilities and the administration of Canada Student Loans Program.

The Immigration Holds Agreement represents reimbursement by the federal government for the cost of detaining people awaiting an immigration examination, inquiry or removal.

Other payments from the federal government included, among others:

a)

Funding to support sector-specific services covered under different agreements, such as the First Nation Policing Agreement, Biology Casework Analysis Contribution Program Agreement for DNA testing, Veteran Priority Access Beds Agreement, Firearms Control Agreement, Exchange of Services Agreement, and Canadian Families Justice Fund for family law services;

b)	Annual subsidies under the Constitution Act, 1907;

c)	Interest on the Common School Fund.

d)	One-time in-kind PPE support.

e)	One-time funding through the Canada-Ontario Bilateral Agreement for Pan-Canadian Virtual Care Priorities in Response to COVID-19.

FEES, DONATIONS AND OTHER REVENUES FROM HOSPITALS, SCHOOL BOARDS AND COLLEGES (BPS)	2021 $	2020 $
Hospitals	3,510,470,852	4,112,369,788
School Boards	1,112,960,678	1,507,021,166
Colleges	3,166,569,088	3,661,174,309

TOTAL FEES, DONATIONS AND OTHER REVENUES FROM HOSPITALS, SCHOOL BOARDS AND COLLEGES (BPS)	7,790,000,618	9,280,565,263

Source: Ontario Ministry of Finance

Fees, Donations and Other Revenues from Hospitals, School Boards and Colleges (BPS Organizations) represent third-party revenues that BPS Organizations received from the public such as patient fees, tuition fees, ancillary services, donations and other revenues from non-provincial sources.

	2021	2020
INCOME FROM GOVERNMENT ENTERPRISES	$	$
Liquor Control Board of Ontario	2,538,395,000	2,401,600,000
Ontario Lottery and Gaming Corporation	358,738,000	2,308,932,386
Ontario Power Generation Inc.	1,175,000,000	751,271,677
Hydro One Limited	868,417,958	415,911,532
Ontario Cannabis Retail Corporation	68,431,424	18,643,749

TOTAL INCOME FROM GOVERNMENT ENTERPRISES	5,008,982,382	5,896,359,344

Source: Ontario Ministry of Finance

Income from Government Enterprises represents amounts received by the Province from government business enterprises.

The Ontario Lottery and Gaming Corporation (OLG) conducts and manages gaming on behalf of the Province of Ontario, including: lottery, casinos, electronic bingo, and its internet gaming site OLG.ca. Private service providers have taken over daily operations of most of OLG casinos in order to optimize revenue and increase operational efficiencies. OLG continues to integrate horse racing into its gaming strategy, including the administration of ongoing funding.

Liquor Control Board of Ontario (LCBO) is responsible for the importation, distribution and sale of alcohol in Ontario in an efficient and socially responsible manner. Its retail network includes more than 660 retail stores and almost 400 agency stores, as well as online sales through

LCBO.com. LCBO is the exclusive wholesaler for 450 grocery stores and is a wholesaler to licensed bars and restaurants. Its net income is generated from the sale of beer, wine and spirits products.

Hydro One Incorporated (now a subsidiary of Hydro One Limited) and Ontario Power Generation Incorporated (OPG) were created as part of the restructuring of the former Ontario Hydro. The Province’s proportional share of net income from Hydro One Limited (and previously Hydro One Inc.) and the net income from OPG are consolidated in the Province’s finances. OPG revenue is derived primarily from the sale of electricity from its generating stations. Hydro One revenue is derived primarily from the transmission and distribution of electricity.

Ontario Cannabis Retail Corporation (OCRC), operating as the Ontario Cannabis Store (OCS), is the provincial online retailer of recreational cannabis and the exclusive wholesaler of recreational cannabis to the Province’s authorized private retail stores. Its net income is generated from the sale of recreational cannabis.

For the year ended March 31, 2021

	2021 $	2020 $
OTHER REVENUE
Sales and Rentals	679,911,924	1,369,097,202

Fees, Licences and Permits:
Vehicle and Driver Registration Fees	1,951,738,656	2,055,185,890
Other Fees and Licences:
Personal Property Security Act	60,647,210	63,230,127
Companies - Incorporations	31,028,045	26,603,214
Local Registrars	18,627,813	66,682,708
Gaming Revenues	1,817,239	6,366,518
Drive Clean	1,191,705	1,397,608
Other	680,722,636	767,130,666

Total Fees, Licences and Permits	2,745,773,304	2,986,596,732

Royalties:
Crown Charges - Forestry	122,347,149	40,480,789
Gross Revenue Charge - Water Rental Component	120,282,161	119,740,738
Teranet - Polaris Royalties	46,469,882	44,972,220
Other Royalties	70,037,428	77,922,707

Total Royalties	359,136,620	283,116,453

Recovery of Prior Years’ Expenditures	887,648,164	553,150,800

Reimbursement of Expenditures	1,276,812,940	1,005,142,760

Miscellaneous:
Independent Electricity System Operator Revenue	222,620,154	224,920,197
Power Supply Contract Recoveries	116,000,000	122,000,000
Fines and Penalties	48,675,102	68,222,121
Net Reduction of Power Purchase Contracts	28,000,000	30,000,000
Other	921,803,700	600,359,296

Total Miscellaneous	1,337,098,956	1,045,501,614

TOTAL OTHER REVENUE	7,286,381,908	7,242,605,561

Source: Ontario Ministry of Finance

Sales and Rentals includes proceeds from the disposal of real property, supplies and equipment, rental of real property, leasing of Crown land and sales of goods and services provided by Provincial institutions.

Vehicle and Driver Registration fees include vehicle registration, carrier, and driver fees. Vehicle registration fees are for the authorization to operate a motor vehicle on a public road. For commercial vehicles the current fee ranges from $265.25-$4,693.00. Current fees for passenger vehicles and light commercial vehicles weighing 3,000 kilograms or less used for personal purposes are $120.00 per year in Southern Ontario and $60.00 per year in Northern Ontario. Fees for motorcycles and mopeds are $42 and $12 per year respectively in Southern Ontario and $21 and $12 per year respectively in Northern Ontario. Driver fees consist primarily of driver license renewals.

Personal Property Security Registration service fees are remittances for the registration of security interests and searches of personal property pledged as collateral to secure a loan. The fees are collected at the time of registration or search.

Companies’ service fees are remittances for registration and search services pertaining to corporations, limited partnerships and other unincorporated entities. The fees are collected at the time of registration or search.

Gaming-related fees collected by the Alcohol and Gaming Commission of Ontario include fees for registering operators, gaming-related and non-gaming-related suppliers, trade unions and gaming employees of gaming sites for the charitable, commercial and iGaming sectors. Also included are fees for issuing lottery licenses to eligible charitable and/or religious organizations.

Effective January 1, 2001, holders of water power leases are required to pay a water rental charge calculated at a rate of 9.5 per cent on gross revenues from the annual generation from hydro-electric-generating stations. This is the Gross Revenue Charge - Water Rental component referenced on pages 1-12.

Teranet – Polaris Royalties - The Province completed the sale of its 50% ownership in Teranet in 2003-04. In 2010–11 the Province negotiated an extension to the original Teranet agreement, resulting in a 50-year extension beyond the original term. $1 billion in cash was received from Teranet in 2010-11 for it to retain exclusive rights related to the operation of the electronic land registration system. This amount is represented as deferred royalties to be amortized over a 56-year period from fiscal 2011–12 to 2066–67. The annual amortization for the extension is $18 million.

As negotiated in the extension agreement between Teranet and the Province, effective for the period starting from April 1, 2017, Teranet resumed making royalty payments to the Province. The royalty payment is based on a percentage of various eligible Teranet revenues and is paid quarterly. The royalty stream is to be in place until the end of Teranet’s exclusive licence term in 2067.

In 2020–21, the Province reported a total of $46.5 million ($45.0 million in 2019–20) in royalty revenue from Teranet.

Crown Charges – Timber royalties are remittances for the harvesting of Crown timber on Crown land or when timber rights are reserved to the Crown on patent land. Crown charges are typically charged on a per cubic metre basis related to the tree species, end products produced and harvest volume. A base price per cubic metre, adjusted annually, is established as a minimum price. The minimum price for most harvested timber during 2020-2021 was set at $4.81, or $0.63 or zero (for bio products only) per cubic metre depending on the tree species and commodity group. The $0.63 per cubic metre rates were assessed on timber species that are in over-supply due to relatively low market value, have limited application, and/or are harvested primarily for forest improvement purposes. A residual value price, based on a percentage of the difference between the cost of manufacturing and the selling price of the forest product, is also assessed. This component based on commodity market prices is adjusted monthly and varied from $0.00 to $47.11 per cubic metre, depending on different species groups and product sectors.

Beginning in 2006, funds for the Forest Resource Inventory (FRI) have been collected through the stumpage system. In 2020–2021 the FRI rate was set at either $2.50 or $0.63, depending on species group and end-use, and set aside in the Forestry Futures Trust fund account for FRI expenses, until a targeted $10 million contribution to the FRI account is achieved. After reaching the intended $10 million level, the FRI charge is set to zero. The FRI collection results in no net effect to the forest industry with respect to stumpage charges, as the minimum price is reduced an equivalent amount to FRI charges, while FRI charges are being collected.

Recovery of Prior Years’ Expenditures represents monies recovered subsequent to the fiscal year-end in which the related expenditures were made. These receipts represent amounts, which, except for the timing of the recovery, would have been classified as expenditure refunds.

Reimbursements of expenditures are repayments of expenses incurred by the government under formal agreement, understanding or arrangement that the expenses will be recovered in whole or in part.

Fines and Penalties are remittances for infractions of laws, regulations and rules.

Revenues under “Power Supply Contract Recoveries” arise from the reselling of power and recovery from electricity consumers of the cost of power supply agreements of the OEFC, the legal continuation of the former Ontario Hydro.

Power purchase contracts were entered into by the former Ontario Hydro with non-utility generators (NUGs) located in Ontario. As the legal continuation of Ontario Hydro, as of April 1, 1999, the OEFC is the counterparty to these contracts. The contracts provide for the purchase of power at prices that were expected to be in excess of market prices. Accordingly, a power purchase contract liability was recorded on a discounted cash-flow basis. Under legislated reforms to the electricity market, OEFC began receiving actual contract prices for power from ratepayers, effective January 1, 2005, and no longer incurs losses on these power purchase contracts. At that time, the decision was made to amortize the liability to revenue over the period when most existing electricity contracts expire with the liability fully eliminated in fiscal 2021–22.

The Reduction of Power Purchase Contracts represents the effective elimination over time of the power purchase contract liability. The amount of change reflects the deduction for estimated in-year losses used to calculate the liability prior to the legislated reforms to the electricity market that effectively eliminated over time the power purchase liability.

The Independent Electricity System Operator (IESO) was established by the Electricity Act, 1998. It operates independently as a non-profit corporation without share capital. Licensed by the Ontario Energy Board (OEB), it reports to the legislature through the Ministry of Energy, Northern Development and Mines. The IESO directs the operation and maintains the reliability of the province’s power system. The IESO balances demand for electricity against available supply through the wholesale market and directs the flow of electricity across the transmission system. IESO’s revenue is derived primarily from OEB-approved fees for each megawatt of electricity withdrawn from the IESO-controlled grid.

	2021	2020
TOTAL REVENUES	$164,892,836,021	$156,095,087,252

Source: Ontario Ministry of Finance

KEY CHANGES IN 2021-22 SINCE THE 2021 BUDGET

Ontario’s 2021–22 deficit is projected to be $21.5 billion — an improvement of $11.6 billion from the outlook published in the 2021 Budget.

Revenues in 2021–22 are projected to be $168.6 billion, $14.6 billion higher than forecast in the 2021 Budget. This increase is largely driven by higher-than-expected 2020 taxation revenues indicated by tax return processing and an increase in economic growth projected in 2021. This forecast is based on information available to October 1, 2021. Information arriving subsequent to that date will be reflected in future fiscal updates.

Program expense is projected to be $176.1 billion, $3.2 billion higher than the 2021 Budget forecast, primarily due to additional investments towards protecting Ontario’s progress against COVID-19 and building Ontario’s future.

Ontario is forecast to pay $13.0 billion in interest costs in 2021–22, $0.2 billion lower than the forecast in the 2021 Budget.

The net debt-to-GDP ratio is now projected to be 43.4 per cent in 2021–22, 5.4 percentage points lower than the 48.8 per cent forecast in the 2021 Budget. The net debt-to-GDP ratio decreased due to lower than previously projected deficits and higher nominal GDP growth.

The 2021–22 outlook also maintains a $1.0 billion reserve, unchanged from the 2021 Budget, to protect the fiscal plan against unforeseen adverse changes in the Province’s revenue and expense forecasts for the remainder of the fiscal year.

2021–22 In-Year Fiscal Performance ($ Billions)
	2021 Budget	Current Outlook	In-Year Change
Revenue	154.0	168.6	14.6
Expense
Programs	173.0	176.1	3.2
Interest on Debt	13.1	13.0	(0.2)
Total Expense	186.1	189.1	3.0
Surplus/(Deficit) Before Reserve	(32.1)	(20.5)	11.6
Reserve	1.0	1.0	–
Surplus/(Deficit)	(33.1)	(21.5)	11.6

Note:    Numbers may not add due to rounding.

Source: Ontario Ministry of Finance.

REVENUE

The 2021–22 total revenue outlook is $168.6 billion, $14.6 billion higher than projected in the 2021 Budget and $11.7 billion higher than projected in the 2021–22 First Quarter Finances. The increase in the revenue forecast since the 2021–22 First Quarter Finances is mainly due to higher projected taxation revenues.

Key Changes to 2021–22 Revenue Projections ($ Millions)
		2021–22
2021 Budget Total Revenue		154,012
Revenue Changes in the 2021–22 First Quarter Finances		2,885
Revenue Changes Since the 2021–22 First Quarter Finances
Personal Income Tax	4,944
Sales Tax	3,354
Corporations Tax	2,041
Land Transfer Tax	759
Ontario Health Premium	325
Employer Health Tax	225
Gasoline and Fuel Taxes	(629)
All Other Taxes	80

Total Taxation Revenue		11,098
Government of Canada Transfers		358
Government Business Enterprises		120
Other Non-Tax Revenue		145

Total Revenue Changes Since the 2021–22 First Quarter Finances		11,720
Total Revenue Changes Since the 2021 Budget		14,605
2021 Ontario Economic Outlook and Fiscal Review Total Revenue Outlook		168,617

Note:    Numbers may not add due to rounding.

Source: Ontario Ministry of Finance.

Key changes in the revenue outlook compared with the 2021–22 First Quarter Finances forecast include:

Personal Income Tax revenue is increased by $4,944 million mainly due to higher-than-expected revenues from the processing of 2020 tax returns and stronger growth in compensation of employees in 2021;

Sales Tax revenue is increased by $3,354 million mainly due to higher forecast household consumption spending and housing completions;

Corporations Tax revenue is increased by $2,041 million due to higher-than-projected revenues from the processing of 2020 tax returns and an increase in the forecast for growth in net operating surplus of corporations in 2021;

Land Transfer Tax revenue is higher by $759 million mainly due to a substantial increase in projected home resales during 2021;

Ontario Health Premium revenue is higher by $325 million due to higher-than-expected revenues from the processing of 2020 tax returns and stronger growth in compensation of employees in 2021;

Employer Health Tax is increased by $225 million due to increased growth projected for compensation of employees in 2021;

Gasoline and Fuel Taxes combined are decreased by $629 million due to lower projected fuel consumption volumes;

All Other Taxes combined is increased by $80 million, which mainly consists of higher-than-expected revenues from Education Property Tax; Beer, Wine and Spirits Taxes; and Miscellaneous Other Taxes, partially offset by lower revenues from the Ontario portion of the Federal Cannabis Excise Duty;

Government of Canada Transfers is increased by $358 million, mainly reflecting $150 million for early learning and child care and $194 million in Workforce Development Agreement funding that will be recognized in 2021–22 rather than 2020–21;

Net income from Government Business Enterprises has increased by $120 million mainly due to an increase in Ontario Lottery and Gaming Corporation net income largely related to the reopening of casinos; and

Other Non-Tax Revenues combined are higher by $145 million mainly due to an increase in revenue expected from the recovery of Prior-Year-Expenditures. This also reflects lower revenue from Vehicle and Driver Registration fees due to the extension of the current validity of many driver, vehicle and carrier products and services during the COVID-19 pandemic.

EXPENSE

The 2021–22 total expense outlook is $189.1 billion, $3.0 billion higher than the 2021 Budget and $787 million higher than the 2021–22 First Quarter Finances. The increase in total expense since the 2021–22 First Quarter Finances is mainly due to additional investments for infrastructure, health, education, seniors and providing support for jobs.

Key Changes to 2021–22 Total Expense Projections ($ Millions)
			2021–22
2021 Budget Total Expense			186,120
Total Expense Changes in the 2021–22 First Quarter Finances			2,208
Program Expense Changes Since the 2021–22 First Quarter Finances:
Protecting Our Progress
Additional COVID-19 Support for the 2021–22 School Year	78
Expansion of Home Care Initiatives	61
Support for Tourism Recovery Programs – Reconnect Festivals and Events	30
Expansion of Nursing and Personal Support Workforce	20
Increasing Inspectors for Long-Term Care Homes	15
COVID-19 Supports in Licensed Retirement Homes	11
Proposed Extension of the Seniors’ Home Safety Tax Credit for 2022	10
Pediatric Eating Disorder Supports	8
Additional Funding to Investigate Indian Residential School Burial Sites	4
Increase in Mental Health and Addictions Supports for Health Care Workers	4
Long-Term Care and Hospitals Data Integration	4
Racialized and Indigenous Support for Entrepreneurs (RAISE) Grant	3
All Other Changes	65

Total Protecting Our Progress			311
Building Ontario and Working for Workers
Support for Municipal Transit	345
Building Community Infrastructure	200
Proposed Extension of the Ontario Jobs Training Tax Credit for 2022	70
Employment Services Transformation	13
Expanding Eligibility for Second Career	5
All Other Changes	33

Total Building Ontario and Working for Workers			667
Other Changes
Extending Temporary Wage Enhancement for Personal Support Workers	922
Top-Up to the Time-Limited COVID-19 Fund	500
All Other Changes	145

Total Other Changes			1,567
Drawdown of the Standard Contingency Fund			(142)
Drawdown of the Time-Limited COVID-19 Fund			(535)
Spending Accommodated Through Existing Fiscal Framework			(922)

Total Program Expense Changes Since the 2021–22 First Quarter Finances			947
Interest on Debt Change Since the 2021–22 First Quarter Finances			(159)

Total Expense Changes Since the 2021–22 First Quarter Finances			787
	(continued	)
Total Expense Changes Since the 2021 Budget			2,996
2021 Ontario Economic Outlook and Fiscal Review Total Expense Outlook			189,115

Note:    Numbers may not add due to rounding.

Source: Ontario Ministry of Finance.

Since the release of the 2021–22 First Quarter Finances, key changes to program expense projections primarily include the following:

Additional resources to protect the progress against COVID-19:

•	$78 million towards COVID-19 supports for the 2021–22 school year, including funding to enhance safety measures and learning recovery;

•	$61 million to expand home care services to enable the transition of patients recovering from surgeries or living with complex conditions from hospitals, back into their homes, where they want to be;

•	An additional $30 million for the Reconnect Festival and Event Program to further help the tourism industry recover;

•	$20 million to support the front lines of the health care system by expanding the nursing and personal support workforce in critical areas of the health and long-term care system;

•	$15 million to increase enforcement capacity in the long-term care sector including hiring additional inspectors;

•	$11 million for COVID-19 supports for residents in licensed retirement homes;

•	$10 million for the proposed extension of the Seniors’ Home Safety Tax Credit for 2022;

•	$8 million for pediatric eating disorder supports;

•

An additional $4 million to work with Indigenous partners in support of reconciliation for the identification, investigation, protection and commemoration of Indian Residential School (IRS) burial sites across the province, building on previously announced funding of $10 million over three years;

•	$4 million to expand mental health and addictions supports for health and long-term care workers;

•	$3.5 million to implement a technology solution that will integrate the clinical information between hospitals and long-term care;

•	$3 million for the Racialized and Indigenous Support for Entrepreneurs (RAISE) grant; and

•	$65 million in all other changes to primarily address COVID-19 impacts and strengthen the health care system.

•	Additional investments towards building Ontario and working for workers include:

•	$345 million in 2021–22 to support municipal transit systems as they recover from the COVID-19 pandemic;

•	An additional $200 million to increase support for municipal infrastructure;

•	$70 million for the proposed extension of the Ontario Jobs Training Tax Credit for 2022;

•	$13 million for an integrated employment services system, which transitions social assistance employment programs into Employment Ontario;

•

$5 million to expand eligibility for the Second Career program to also support people in non-traditional employment (e.g., gig workers, newcomers and people with disabilities) or who have limited prior work experience; and

•	$33 million in all other changes for infrastructure investments, support for workers and jobs, and other initiatives.

Other investments include:

•

$922 million in funding for the 2021–22 portion of the government’s investment in ongoing temporary wage enhancements for personal support workers and direct support workers who deliver publicly funded personal support services in home and community care, long-term care, public hospitals and social services. This temporary wage enhancement will continue through March 31, 2022. In addition, wages are expected to increase as a result of increasing costs in the health care sector, including potential increased wage expenditures and retroactive wage costs to address pay equity differences, and to improve recruitment and retention;

•

An additional $500 million to the Time-Limited COVID-19 Fund in 2021–22. As vaccination rates increase and the province fully reopens, the funding will help deploy resources where they are needed most and will also be available to support further recovery initiatives; and

•	$145 million in all other changes.

Interest on Debt expense is projected to be $13.0 billion, lower than the $13.1 billion forecast in the 2021–22 First Quarter Finances.

PUBLIC DEBT

Publicly Held Debt Summary

Publicly held debt is debt issued to the general public. As at March 31, 2021, the total publicly held debt issued was $406,816 million, $342,989 million of which was issued in Canadian dollars (includes $24,097 million of treasury bills), $42,150 million in U.S. dollars, $15,015 million in euros, $532 million in Swiss francs and $6,130 million in other currencies. The above Canadian dollars includes Ontario bonds of $7,883 million and treasury bills of $3,239 million held by the Province in cash equivalents and investments.

From April 1, 2021 through December 16, 2021, the Province announced public offerings of bonds and notes totaling approximately CAD 34.4 billion, for provincial purposes. The tables below provide a summary of the publicly held debt issued by the Province from April 1, 2021 to December 16, 2021.

Debt Issuances since 2020-21 - Fiscal Year End

(from April 1, 2021 to December 16, 2021)

DEBT ISSUED BY THE PROVINCE FOR PROVINCIAL PURPOSES

Series	Date of Issue	Date of Maturity	Rate (%)	Funds	Principal	References
					(in millions)
DMTN249	April 12, 2021	June 2, 2031	2.15	Canadian$	1,000.00	(2	) (4)
G89	April 14, 2021	April 14, 2026	1.05	US$	3,000.00	(2	) (5)
DMTN250	April 19, 2021	September 8, 2026	1.35	Canadian$	1,250.00	(2	) (6)
DMTN249	April 27, 2021	June 2, 2031	2.15	Canadian$	750	(2	) (4)
DMTN246	April 29, 2021	December 2, 2051	1.9	Canadian$	600	(2	) (7)
DMTN249	April 30, 2021	June 2, 2031	2.15	Canadian$	750	(2	) (4)
DMTN249	May 7, 2021	June 2, 2031	2.15	Canadian$	750	(2	) (4)
EMTN122	May 12, 2021	May 12, 2033	0.05	CHF	250	(3	) (8)
DMTN249	May 17, 2021	June 2, 2031	2.15	Canadian$	750	(2	) (4)
DMTN246	May 21, 2021	December 2, 2051	1.9	Canadian$	600	(2	) (7)
DMTN249	May 27, 2021	June 2, 2031	2.15	Canadian$	750	(2	) (4)
DMTN246	May 31, 2021	December 2, 2051	1.9	Canadian$	750	(2	) (7)
DMTN249	June 4, 2021	June 2, 2031	2.15	Canadian$	1,000.00	(2	) (4)
EMTN123	June 9, 2021	June 9, 2031	0.25	EUR	1,000.00	(3	) (9)
DMTN249	June 14, 2021	June 2, 2031	2.15	Canadian$	750	(2	) (4)
DMTN246	June 17, 2021	December 2, 2051	1.9	Canadian$	750	(2	) (7)
DMTN246	June 21, 2021	December 2, 2051	1.9	Canadian$	750	(2	) (7)
DMTN246	June 30, 2021	December 2, 2051	1.9	Canadian$	600	(2	) (7)
DMTN246	July 8, 2021	December 2, 2051	1.9	Canadian$	1,000.00	(2	) (7)
DMTN249	July 20, 2021	June 2, 2031	2.15	Canadian$	750	(2	) (4)
AUD6	July 21, 2021	October 12, 2028	3.2	AUD	35	(2	) (10)
DMTN251	July 29, 2021	November 1, 2029	1.55	Canadian$	2,750.00	(2	) (11)
DMTN252	August 25, 2021	December 2, 2052	2.55	Canadian$	600	(2	) (12)
DMTN249	August 27, 2021	June 2, 2031	2.15	Canadian$	850	(2	) (4)
DMTN252	September 1, 2021	December 2, 2052	2.55	Canadian$	800	(2	) (12)
DMTN252	September 7, 2021	December 2, 2052	2.55	Canadian$	600	(2	) (12)
DMTN249	September 14, 2021	June 2, 2031	2.15	Canadian$	750	(2	) (4)
DMTN252	October 4, 2021	December 2, 2052	2.55	Canadian$	1,500.00	(2	) (12)
DMTN253	October 14, 2021	December 2, 2031	2.25	Canadian$	750	(2	) (13)
G90	October 14, 2021	October 14, 2031	1.8	US$	1,000.00	(2	) (14)
DMTN253	October 21, 2021	December 2, 2031	2.25	Canadian$	750	(2	) (13)
DMTN253	November 12, 2021	December 2, 2031	2.25	Canadian$	750	(2	) (13)
DMTN252	November 19, 2021	December 2, 2052	2.55	Canadian$	600	(2	) (12)
DMTN253	November 26, 2021	December 2, 2031	2.25	Canadian$	750	(2	) (13)
EMTN124	December 3, 2021	December 3, 2046	0.76	EUR	160	(3	) (15)
DMTN253	December 9, 2021	December 2, 2031	2.25	Canadian$	750	(2	) (13)
EMTN125	December 9, 2021	December 9, 2041	0.7	EUR	75	(3	) (16)
DMTN252	December 10, 2021	December 2, 2052	2.55	Canadian$	600	(2	) (12)
AUD9	December 10, 2021	December 10, 2031	2.5	AUD	36	(2	) (17)
AUD10	December 10, 2021	December 10, 2032	2.6	AUD	36	(2	) (18)
DMTN241	December 16, 2021	September 8, 2024	2.3	Canadian$	750	(2	) (19)

References

(1)	Interest is paid quarterly
(2)	Interest is paid semi-annually
(3)	Interest is paid annually
(4)	DMTN249: During the fiscal year 2021-22, the Series DMTN249 was issued for a total of $8,850 million.
(5)	G89: The Province entered into currency exchange agreements that effectively converted 3,000 million of these US dollar obligations to Canadian dollar obligations at an exchange rate of 1.26104
(6)	DMTN250: During the fiscal year 2021-22, the Series DMTN250 was issued for a total of $1,250 million.
(7)	DMTN246: During the fiscal year 2021-22, the Series DMTN246 was re-opened, bring the total issue size to $12,750 million.
(8)	EMTN122: The Province entered into currency exchange agreements that effectively converted 250 million of these Swiss Franc obligations to Canadian dollar obligations at an exchange rate of 1.37304
(9)	EMTN123: The Province entered into currency exchange agreements that effectively converted 1,000 million of these Euro obligations to Canadian dollar obligations at an exchange rate of 1.48167
(10)	AUD6: The Province entered into currency exchange agreements that effectively converted 35 million of these Australian Dollar obligations to Canadian dollar obligations at an exchange rate of 0.93350
(11)	DMTN251: During the fiscal year 2021-22, the Series DMTN251 was issued for a total of $2,750 million.
(12)	DMTN252: During the fiscal year 2021-22, the Series DMTN252 was issued for a total of $4,700 million.
(13)	DMTN253: During the fiscal year 2021-22, the Series DMTN253 was issued for a total of $3,750 million.
(14)	G90: The Province entered into currency exchange agreements that effectively converted 1,000 million of these US dollar obligations to Canadian dollar obligations at an exchange rate of 1.25935
(15)	EMTN124: The Province entered into currency exchange agreements that effectively converted 160 million of these Euro obligations to Canadian dollar obligations at an exchange rate of 1.43290
(16)	EMTN125: The Province entered into currency exchange agreements that effectively converted 75 million of these Euro obligations to Canadian dollar obligations at an exchange rate of 1.45100
(17)	AUD9: The Province entered into currency exchange agreements that effectively converted 36 million of these Australian Dollar obligations to Canadian dollar obligations at an exchange rate of 0.90820
(18)	AUD10: The Province entered into currency exchange agreements that effectively converted 36 million of these Australian Dollar obligations to Canadian dollar obligations at an exchange rate of 0.90820
(19)	DMTN241: During the fiscal year 2021-22, the Series DMTN241 was re-opened, bring the total issue size to $3,500 million.

ISSUES OF LONG TERM DEBT

For the year ended March 31, 2021

This schedule details the borrowing transactions during the year, which served to increase the outstanding debt of the Province.

Series	Interest Rate	Date of Maturity	Par value
	%		$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
DMTN245	1.75	September 8, 2025	6,250,000,000
DMTN244	1.85	February 1, 2027	2,750,000,000
DMTN234	2.60	June 2, 2027	750,000,000
DMTN247	1.05	September 8, 2027	2,000,000,000
DMTN248	1.35	December 2, 2030	7,000,000,000
DMTN243	2.05	June 2, 2030	8,900,000,000
DMTN242	2.65	December 2, 2050	3,300,000,000
DMTN246	1.90	December 2, 2051	7,700,000,000

			38,650,000,000

INCREASE IN PUBLIC DEBT CANADIAN DOLLAR BORROWING			38,650,000,000

ISSUES OF LONG TERM DEBT - Continued

For the year ended March 31, 2021

Series	Interest Rate	Date of Maturity	Par value
	%		$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS
G87	0.625	January 21, 2026	3,500,000,000
G85	1.05	May 21, 2027	1,750,000,000
G86	1.125	October 7, 2030	1,250,000,000
G88	1.60	February 25, 2031	1,500,000,000

			8,000,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.30611			10,448,860,000

PAYABLE IN EUROPE IN EUROS
EMTN117	0.375	April 8, 2027	1,000,000,000
EMTN120	0.01	November 25, 2030	2,500,000,000
EMTN118	0.70	October 2, 2040	50,000,000

			3,550,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.55414			5,517,189,286

ISSUES OF LONG TERM DEBT - Continued

For the year ended March 31, 2021

Series	Interest Rate	Date of Maturity	Par value
	%		$
PAYABLE IN EUROPE IN POUNDS STERLING
EMTN119	0.50	December 15, 2023	1,000,000,000
EMTN121	0.25	December 15, 2026	1,750,000,000

			2,750,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.71310			4,711,017,553

INCREASE IN FOREIGN CURRENCY BORROWING			20,677,066,839

ISSUES OF LONG TERM DEBT - Continued

For the year ended March 31, 20121

Series	Interest Rate	Date of Maturity	Par value
	%		$
	Foreign exchange differences on translating foreign currency denominated debt into Canadian dollars		(358,569,155)
	Adjustment for Consumer Price Index (CPI) for real return bonds		23,861,360

	ISSUES OF PROVINCIAL PURPOSE DEBT		58,992,359,044
	Net consolidation and other adjustments – Other Government Organizations		0

	ISSUE OF PROVINCIAL PURPOSE DEBT AFTER NET
	CONSOLIDATION AND OTHER ADJUSTMENTS		58,992,359,044
	Issues and/or revaluation of Debt for Ontario Electricity Financial Corporation		9,058,000

	TOTAL ISSUES OF LONG-TERM DEBT		59,001,417,044

RETIREMENT OF LONG TERM DEBT

For the year ended March 31, 2021

Series	Interest Rate	Date of Maturity	Par value
	%		$
NON-PUBLIC DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
Canada Pension Plan Investment Board:
CP675	6.47	April 3, 2020	73,749,000
CP676	6.38	April 13, 2020	50,000,000
CP677	6.56	May 1, 2020	60,000,000
CP678	6.63	May 5, 2020	60,000,000
CP679	6.67	May 8, 2020	21,714,000
CP680	6.64	June 2, 2020	60,000,000
CP681	6.56	June 5, 2020	102,273,000
CP682	6.51	July 6, 2020	102,564,000
CP683	6.33	August 10, 2020	79,534,000

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2021

Series	Interest Rate	Date of Maturity	Par value
	%		$
NON-PUBLIC DEBT (Cont’d)
Canada Mortgage and Housing Corporation:
CMHC	9.50 to 15.75	April 1, 2020 to March 31, 2021	2,238,117
Ontario Immigrant Investor Corporation:
OIIC 169	1.40	April 24, 2020	398,010
OIIC 170	1.62	May 22, 2020	132,670
OIIC 171	1.3875	June 25, 2020	403,716
OIIC 172	1.30	July 24, 2020	1,214,002
OIIC 173	1.42	August 25, 2020	272,337
OIIC 174	1.42	August 25, 2020	403,716
OIIC 175	1.51	September 24, 2020	265,340
OIIC 176	1.56	October 22, 2020	530,680
OIIC 177	1.58	November 20, 2020	403,716
OIIC 178	1.48	December 22, 2020	1,417,407
OIIC 179	1.395	January 22, 2021	985,564
OIIC 180	1.51	February 19, 2021	565,759
OIIC 181	1.40	March 23, 2021	139,935

RETIREMENT OF NON-PUBLIC DEBT			619,204,969

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2021

Series	Interest Rate	Date of Maturity	Par value
	%		$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
DMTN200	4.20	May 7, 2020 to June 2, 2020	10,025,000,000
DMTN140	4.85	June 2, 2020	562,000,000
LY	6.30	September 4, 2020	15,000,000
DMTN230	3M CBA + 0.44	March 16, 2021	1,364,600,000

			11,966,600,000

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2021

Series	Interest Rate	Date of Maturity	Par value
	%		$
ONTARIO SAVINGS BONDS
1995	Various	March 1, 2000	2,000
1996	Various	June 21, 2001	4,500
1997	Various	June 21, 2000 to June 21, 2004	7,600
1998	Various	June 21, 2001 to June 21, 2005	13,900
1999	Various	June 21, 2002 to June 21, 2006	6,200
2000	Various	June 21, 2003 to June 21, 2007	24,000
2001	Various	June 21, 2004 to June 21, 2008	138,400
2002	Various	June 21, 2005 to June 21, 2009	100,600
2003	Various	June 21, 2006 to June 21, 2010	90,000
2004	Various	June 21, 2007 to June 21, 2011	67,300
2005	Various	June 21, 2008 to June 21, 2012	90,900
2006	Various	June 21, 2009 to June 21, 2013	347,000
2007	Various	June 21, 2010 to June 21, 2014	162,600
2008	Various	June 21, 2011 to June 21, 2015	50,300
2009	Various	June 21, 2012 to June 21, 2016	114,300
2010	Various	June 21, 2013 to June 21, 2020	67,245,400
2011	Various	June 21, 2014 to June 21, 2021	283,400
2012	Various	June 21, 2015 to June 21, 2022	506,600
2013	Various	June 21, 2016 to June 21, 2023	385,700
2014	Various	June 21, 2017 to June 21, 2024	2,595,900
2015	Various	June 21, 2018 to June 21, 2025	12,632,400
2016	Various	June 21, 2019 to June 21, 2026	422,100
2017	Various	June 21, 2020 to June 21, 2027	6,315,600
2018	Various	June 21, 2021 to June 21, 2028	1,217,100

			92,823,800

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2021

Series	Interest Rate	Date of Maturity	Par value
	%		$
PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS
G48	4.40	April 14, 2020	2,000,000,000
G70	1.875	May 21, 2020	2,000,000,000
G78	2.55	February 12, 2021	3,000,000,000

			7,000,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.21826			8,527,798,500

PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS
AUD2	6.25	September 29, 2020	500,000,000

			500,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.01231			506,154,720

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2021

Series	Interest Rate	Date of Maturity	Par value
	%		$
PAYABLE IN EUROPE IN EUROS
EMTN107	3.00	September 28, 2020	1,250,000,000

			1,250,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.32123			1,651,535,000

PAYABLE IN EUROPE IN JAPANESE YENS
EMTN105	1.65	June 8, 2020	36,900,000,000

			36,900,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.012704			468,775,368

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2021

Series	Interest Rate	Date of Maturity	Par value
	%		$
PAYABLE IN EUROPE IN POUNDS STERLING
EMTN113	3M GBP Libor	November 10, 2020	500,000,000
	+0.09

			500,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.76510			882,550,000

PAYABLE IN EUROPE IN SWISS FRANCS
EMTN101	2.375	May 7, 2020	400,000,000

			400,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.35378			541,510,602

TOTAL RETIREMENT OF PUBLICLY HELD FOREIGN CURRENCY DEBT			12,578,324,190

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2021

Series	Interest Rate	Date of Maturity	Par value
	%		$
	Contribution to and return on Sinking Fund of School Board Trust Debt		23,145,152

	RETIREMENT OF PROVINCIAL PURPOSE DEBT		25,280,098,111
	Net consolidation and other adjustments – Other Government Organizations		42,656,920

	RETIREMENT OF PROVINCIAL PURPOSE DEBT AFTER NET CONSOLIDATION AND OTHER ADJUSTMENTS		25,322,755,031
	Retirement of Debt Issued for Ontario Electricity Financial Corporation		1,360,885,000

	TOTAL RETIREMENT OF LONG-TERM DEBT		26,683,640,031

NET CHANGE IN SHORT TERM DEBT

For the year ended March 31, 2021

Series	Interest Rate	Date of Maturity	Par value
	%		$
Provincial purpose
Treasury bills			4,856,493,000
U.S. Commercial Paper			(3,891,234,985)

			965,258,015
Ontario Electricity Financial Corporation
Treasury bills			(2,077,000)

			(2,077,000)
Net Consolidation and other adjustments – Other Government Organization			67,900,631

TOTAL NET INCREASE/(DECREASE) IN SHORT-TERM DEBT			1,031,081,646

SUMMARY OF DEBT OUTSTANDING

As at March 31, 2021

	2021	2020
	$	$
Debt Issued for Provincial Purposes:
Canada Pension Plan Investment Board	8,477,747,000	9,087,581,000
Ontario Immigrant Investor Corporation	1,977,766	9,110,618
Canada Mortgage and Housing Corporation (CMHC)	66,451,817	2,304,585

TOTAL NON-PUBLIC DEBT	8,546,176,583	9,098,996,203

Public Investors	364,972,129,369	330,464,602,024
Ontario Savings Bonds	270,788,700	363,612,500
Treasury Bills	23,753,495,000	18,897,002,000
U.S. Commercial Paper	—	3,891,234,985

TOTAL PUBLICLY-HELD DEBT	388,996,413,069	353,616,451,509

School Board Trust Debt	560,568,141	583,713,293

TOTAL DEBT ISSUED FOR PROVINCIAL PURPOSES	398,103,157,793	363,299,161,005
Net Consolidation and Other Adjustments	1,769,088,924	1,810,230,562

TOTAL PROVINCIAL PURPOSE DEBT AFTER NET CONSOLIDATION AND OTHER ADJUSTMENTS	399,872,246,717	365,109,391,567

Debt Issued for Ontario Electricity Financial Corporation (OEFC):
Canada Pension Plan Investment Board	211,091,000	230,466,000
Public Investors	10,110,324,911	10,907,567,465
Treasury Bills	652,990,000	655,067,000

TOTAL DEBT ISSUED FOR OEFC	10,974,405,911	11,793,100,465
Direct OEFC Debt	5,287,870,000	5,825,380,000

TOTAL OEFC DEBT	16,262,275,911	17,618,480,465

TOTAL CONSOLIDATED DEBT	416,134,522,628	382,727,872,032

Less: Holdings of own Ontario Bonds and T-Bills	(11,122,585,000)	(9,937,593,000)

REVISED TOTAL CONSOLIDATED DEBT	405,011,937,628	372,790,279,032

Debt Issued for Investment Purposes*:
Ontario Power Generation Inc.	5,126,000,000	5,126,000,000
Hydro One Inc.	1,677,516,013	1,677,516,013

TOTAL DEBT ISSUED FOR INVESTMENT PURPOSES	6,803,516,013	6,803,516,013

*	Debt Issued for Investment Purposes, as a result of a debt for equity swap between the Province and Ontario Power Generation Inc. and Hydro One Inc., is eliminated upon consolidation.

SUMMARY OF DEBT OUTSTANDING - Concluded

As at March 31, 2021

The Canada Pension Plan Investment Board (CPPIB) invests funds in the Province of Ontario’s non-marketable securities. Effective July 1, 2005, under a side-letter agreement signed between the CPPIB and the Province, CPPIB offered the Province upon maturity of the debentures held to the credit of the Canada Pension Plan Investment Fund (CPPIF) that were issued before January 1, 1998, an option of issuing new replacement debentures to the CPPIB with a maximum term of 30 years (minimum term of 5 years and with subsequent roll over options subject to the 30 years maximum from the date of issue of the first replacement debenture) at a rate based on capital market rates at the time of roll over.

The Ontario Immigrant Investor Corporation (OIIC) is an operational enterprise of the Ontario Government incorporated on April 30, 1999 under the Development Corporations Act. The corporation was established to act as Province’s receiving vehicle for immigrant investor monies under the federal government’s Immigrant Investor Program (IIP). The Ontario Financing Authority manages these monies under an investment management agreement with the OIIC, and the OFA invests these funds received from the IIP in Ontario’s bonds.

The Canada Mortgage and Housing Corporation (CMHC) has accepted serial debentures issued by the Province in return for financing a significant proportion of the construction cost of Provincially-owned waste control facilities. The interest rate is based on the rate for the Government of Canada long-term Canadian public borrowing cost at the time that the Corporation agreed to participate in the project. Debt includes $66.4 million of CMHC debt transferred from the Ontario Municipal Housing Corporation (OMHC) upon OMHC’s dissolution in FY2020–21.

The Province of Ontario has issued to public investors in the capital market bonds denominated in Canadian dollar, United States dollar, Australian dollar, Euro, Swiss franc, and UK pound sterling.

Ontario Savings Bonds (OSBs) were first issued in 1995. OSBs are retail bonds sold by the Province to the residents of Ontario. The bonds are issued once a year and are available for sale through most financial institutions. There are three types of bonds: Variable-Rate Bonds, Step-Up Bonds and Fixed-Rate Bonds. All are available with annual or compound interest. The issuance of new OSBs was discontinued in 2019.

Under the Treasury Bill financing program, non-interest bearing Treasury Bills, with various maturities up to three years, are sold by tender on a regular basis.

U.S. Commercial Paper issues are non-interest bearing debt with maturities up to 270 days. There are none outstanding this fiscal year-end.

A School Board Trust was created in June 2003 to permanently refinance debt incurred by 55 school boards. The School Board Trust issued 30-year sinking fund debentures amounting to $891 million and $882 million of the proceeds was provided to the 55 school boards in exchange for the irrevocable right to receive future transfer payments from the Province. An annual transfer payment is made by the Ministry of Education to the School Board Trust’s sinking fund under the School Board Operating Grant program to retire the debt over 30 years.

Net consolidation and other adjustments include third party debt issued by other government organizations after elimination of Provincial debt held by these organizations.

Debt Issued for OEFC: The Province, on behalf of Ontario Electricity Financial Corporation (OEFC), borrows from the Canada Pension Investment Board and issues debentures and treasury bills in the public markets. The proceeds of all such borrowings are advanced to OEFC in exchange for bonds and short term notes with like terms and conditions.

Debt issued for Investment Purposes: On April 1, 1999, under the Energy Competition Act, five corporations, together with their subsidiaries, were formed from the former Ontario Hydro. Ontario Power Generation Inc. (OPG) and Hydro One Inc. are two of these five corporations. In order for OPG and Hydro One Inc. to have capital structures competitive with those of other industry participants, the two companies entered into a debt-for-equity swap with the Province of Ontario. The Province assumed $8,885 million of the debt issued by the two corporations in exchange for $5,126 million in equity from OPG and $3,759 million in equity from Hydro One Inc. The change in the value of the debt issued for investment purposes related to Hydro One Inc. is the result of the use of proceeds from the sale of Hydro One common shares in 2015-16, 2016-17 and 2017-18.

OUTSTANDING DEBT

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR PROVINCIAL PURPOSES
NON-PUBLIC DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
To Canada Pension Plan Investment Board:
Year ending March 31
2022	2002	CPP	6.22 to 6.47	330,994,000
2024	2004	CPP	5.26 to 5.97	688,007,000
2025	2005	CPP	5.15 to 5.79	1,133,182,000
2026	2006	CPP	4.67 to 5.19	574,612,000
2031	2009	CPP	4.79	43,880,000
2032	2009	CPP	4.75	52,000,000
2036	2006-2014	CPP	3.41 to 4.73	725,953,000
2037	2007	CPP	4.50 to 4.76	351,269,000
2038	2008-2017	CPP	2.64 to 4.68	375,952,000
2039	2009	CPP	4.70 to 5.48	493,439,000
2040	2010-2012	CPP	4.36 to 5.03	1,179,395,000
2041	2011	CPP	4.20 to 4.86	799,613,000
2042	2012	CPP	4.23 to 4.56	954,179,000
2043	2013	CPP	3.36 to 3.62	775,272,000

				8,477,747,000	(3)

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
To Ontario Immigrant Investor Corporation:
Year ending March 31
2022	2017	OIIC182-188	1.212 to 1.709	1,827,947
2023	2018	OIIC189	2.015	149,819

				1,977,766	(4)

To Canada Mortgage and Housing Corporation:
Year ending March 31
2022	1982	CMHC	9.75 to 15.75	66,467
2022	1999	CMHC	6.089	7,670,717
2023	1999	CMHC	6.089	11,724,458
2024	1999	CMHC	6.089	13,830,009
2025	1999	CMHC	6.089	15,185,340
2026	1999	CMHC	6.089	7,601,633
2027	1999	CMHC	6.089	8,870,932
2028	1999	CMHC	6.089	1,502,261

				66,451,817	(5)

TOTAL NON-PUBLIC DEBT				8,546,176,583

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
June 2, 2021	December 27, 2007	DMTN180	4.50	75,000,000	(6)
June 2, 2021	January 12, 2011	DMTN207	4.00	8,915,000,000
October 27, 2021	October 27, 2016	DMTN233	3M CBA + 0.26	1,200,000,000	(6)
March 8, 2022	August 23, 2016	DMTN232	1.35	6,750,000,000
June 2, 2022	November 8, 2011	DMTN212	3.15	11,771,700,000
June 27, 2022	June 27, 2017	DMTN235	3M CBA + 0.15	1,601,500,000	(6)
July 13, 2022	July 13, 1992	HC	9.50	1,590,438,000
June 2, 2023	November 6, 2012	DMTN215	2.85	9,322,700,000
August 21, 2023	August 21, 2018	DMTN239	3M CBA + 0.05	2,650,000,000	(6)
September 8, 2023	September 8, 1993	HP	8.10	940,570,000
September 8, 2023	July 31, 2007	DMTN177	4.95	75,000,000
September 8, 2023	February 8, 2018	DMTN237	2.60	4,750,000,000
June 2, 2024	November 25, 2013	DMTN223	3.50	10,000,000,000
September 8, 2024	February 21, 2019	DMTN241	2.30	2,750,000,000
June 2, 2025	December 20, 1994	JE	9.50	460,000,000
June 2, 2025	January 9, 2015	DMTN227	2.60	12,550,000,000
September 8, 2025	February 24, 2020	DMTN245	1.75	9,050,000,000
December 2, 2025	October 5, 1995	JQ	8.50	1,000,000,000
February 6, 2026	February 6, 1996	JY	8.00	12,500,000
June 2, 2026	December 21, 1995	JU	8.00	1,000,000,000

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
June 2, 2026	February 3, 2016	DMTN229	2.40	7,500,000,000
December 2, 2026	February 13, 1997	KR	8.00	386,500,000
December 2, 2026	January 20, 1999	MH	7.00	124,584,000	(7)
February 1, 2027	February 14, 2020	DMTN244	1.85	3,250,000,000
February 3, 2027	August 5, 1997	KN	7.50	58,220,000
February 3, 2027	August 5, 1997	KT	6.95	8,726,000
February 3, 2027	April 1, 1998	KY	7.50	11,549,000
February 3, 2027	December 4, 1998	LA	7.50	5,507,000
February 4, 2027	February 4, 1998	KQ	7.375	990,000
June 2, 2027	February 9, 2017	DMTN234	2.60	8,400,000,000
June 2, 2027	October 17, 1996	KJ	7.60	4,734,700,000
September 8, 2027	August 24, 2020	DMTN247	1.05	2,000,000,000
June 2, 2028	April 6, 2018	DMTN238	2.90	9,550,000,000
August 25, 2028	February 25, 1998	LQ	6.25	2,020,000
March 8, 2029	January 8, 1998	LK	6.50	4,727,000,000
June 2, 2029	February 7, 2019	DMTN240	2.70	9,258,201,000
June 2, 2030	January 27, 2020	DMTN243	2.05	11,650,000,000
December 2, 2030	October 13, 2020	DMTN248	1.35	7,000,000,000
January 13, 2031	September 8, 1995	JN	9.50	125,000,000
June 2, 2031	March 27, 2000	NF	6.20	3,000,000,000
June 2, 2031	November 25, 2010	DMTN206	5.20	133,300,000
March 8, 2033	February 17, 2003	DMTN61	5.85	4,674,610,000
March 8, 2033	April 29, 2004	DMTN110	5.85	188,000,000
March 8, 2033	July 23, 2004	DMTN116	5.85	100,000,000	(6)

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
July 13, 2034	September 21, 2005	DMTN157	5.00	47,500,000	(8)
November 3, 2034	November 3, 1994	HY	9.75	248,800,000
January 10, 1995 to January 10, 2035	November 30, 1994	HZ	9.4688	2,315,904	(9)
“	“	JA	9.4688	2,315,904	(9)
“	“	JB	9.4688	8,482,324	(9)
“	“	JC	9.4688	4,764,354	(9)
“	“	JD	9.4688	3,171,134	(9)
January 12, 2035	January 12, 2007	JG	9.50	110,950,000
February 8, 2035	February 8, 1995	JJ	9.875	32,000,000
June 2, 2035	August 25, 2004	DMTN119	5.60	7,338,509,000
June 2, 2035	January 12, 2005	DMTN133	5.35	150,000,000
June 20, 2036	June 20, 1996	KC	8.25	98,984,000
December 1, 2036	March 8, 2006	DMTN158	2.00 Real Return	2,763,916,161	(10)
June 2, 2037	February 22, 2006	DMTN164	4.70	8,700,000,000
December 2, 2037	February 1, 2005	DMTN138	5.20	100,000,000
June 2, 2038	July 28, 2004	DMTN117	10.00	75,000,000	(11)
June 20, 2038	September 16, 1996	KG	8.10	120,000,000
July 13, 2038	July 29, 1998	LS	5.75	50,000,000
August 25, 2038	August 17, 1998	LT	6.00	86,500,000
June 2, 2039	January 15, 2008	DMTN182	4.60	9,600,000,000

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
July 13, 2039	February 2, 1999	MK	5.65	223,858,000
December 2, 2039	February 25, 2000	NE	5.70	1,489,000,000
July 13, 2040	April 18, 2002	DMTN44	6.20	100,000,000
June 2, 2041	June 15, 2010	DMTN204	4.65	11,368,000,000
December 2, 2041	August 15, 2001	DMTN10	6.20	340,000,000
March 8, 2042	December 4, 2001	DMTN29	6.00	41,000,000
June 2, 2042	January 18, 2002	DMTN33	6.00	240,000,000
June 2, 2043	February 24, 2003	DMTN62	5.75	75,000,000
June 2, 2043	January 31, 2012	DMTN214	3.50	11,000,000,000
June 2, 2044	September 13, 2006	DMTN169	4.60	27,000,000
January 10, 2045	May 25, 1995	JL	8.435	35,531,176	(12)
March 1, 2045	March 1, 1995	JK	9.50	150,000,000
June 2, 2045	August 31, 2005	DMTN153	4.50	175,000,000
June 2, 2045	May 10, 2013	DMTN220	3.45	15,525,000,000
June 2, 2046	May 24, 2006	DMTN166	4.85	154,700,000
December 2, 2046	February 2, 2015	DMTN228	2.90	14,550,250,000
June 2, 2047	February 28, 2007	DMTN176	4.50	158,000,000
June 2, 2048	May 6, 2008	DMTN184	4.70	50,000,000
June 2, 2048	June 21, 2016	DMTN231	2.80	12,049,000,000
June 2, 2049	November 30, 2017	DMTN236	2.90	12,624,500,000

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
December 2, 2050	May 28, 2019	DMTN242	2.65	14,073,900,000
December 2, 2051	August 20, 2000	DMTN246	1.90	7,700,000,000
June 2, 2054	July 22, 2008	DMTN185	4.60	40,000,000
June 2, 2062	November 8, 2012	DMTN216	3.25	475,000,000

				295,561,262,957
CPI adjustment to Real Return Swap				(83,470,614)	(10)

				295,477,792,343

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
ONTARIO SAVINGS BONDS
June 21, 2021	June 21, 2011	Annual	3.80	11,012,000
June 21, 2021	June 21, 2011	Compound	3.80	12,613,600
June 21, 2021	June 21, 2016	Annual	Step-up	3,590,500
June 21, 2021	June 21, 2016	Compound	Step-up	5,629,100
June 21, 2021	June 21, 2018	Annual	Variable	1,478,700
June 21, 2021	June 21, 2018	Compound	Variable	1,943,700
June 21, 2021	June 21, 2018	Annual	2.10	4,990,700
June 21, 2021	June 21, 2018	Compound	2.10	2,455,000
June 21, 2022	June 21, 2012	Annual	2.80	3,696,000
June 21, 2022	June 21, 2012	Compound	2.80	4,972,200
June 21, 2022	June 21, 2017	Annual	Step-up	5,514,200
June 21, 2022	June 21, 2017	Compound	Step-up	4,376,500
June 21, 2023	June 21, 2013	Annual	3.10	10,398,100
June 21, 2023	June 21, 2013	Compound	3.10	7,050,300
June 21, 2023	June 21, 2018	Annual	Step-up	57,705,600
June 21, 2023	June 21, 2018	Compound	Step-up	22,131,800
June 21, 2024	June 21, 2014	Annual	3.10	18,215,900
June 21, 2024	June 21, 2014	Compound	3.10	9,394,100
June 21, 2025	June 21, 2015	Annual	2.35	3,829,100
June 21, 2025	June 21, 2015	Compound	2.35	2,737,500
June 21, 2026	June 21, 2016	Annual	2.20	5,961,100
June 21, 2026	June 21, 2016	Compound	2.20	5,119,800

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
ONTARIO SAVINGS BONDS (Cont’d)
June 21, 2027	June 21, 2017	Annual	2.15	4,024,900
June 21, 2027	June 21, 2017	Compound	2.15	2,736,900
June 21, 2028	June 21, 2018	Annual	2.85	711,200
June 21, 2028	June 21, 2018	Compound	2.85	1,125,100

Active Series				213,413,600	(13)
Matured Series				57,375,100	(14)

TOTAL ONTARIO SAVINGS BONDS				270,788,700

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				295,748,581,043

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS
January 27, 2023	January 29, 2016	G72	1.95	1,550,000,000
February 7, 2024	February 7, 1994	HS	7.50	1,106,700,000
February 5, 2025	February 5, 2018	G77	2.65	2,700,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS				5,356,700,000

PAYABLE IN EUROPE IN CANADIAN DOLLARS
July 13, 2034	July 13, 1994	EMTN5	9.40	300,000,000

TOTAL PAYABLE IN EUROPE IN CANADIAN DOLLARS				300,000,000

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
Foreign Currency Debt					(15)
PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS
August 22, 2024	August 22, 2014	ADI3	4.25	350,000,000
August 26, 2025	February 26, 2015	ADI4	3.10	365,000,000
January 27, 2027	January 27, 2017	ADI5	3.50	315,000,000
October 12, 2028	April 12, 2018	ADI6	3.20	80,000,000
October 26, 2029	April 26, 2019	ADI7	2.70	40,000,000
October 3, 2034	October 3, 2019	ADI8	2.00	320,000,000

TOTAL PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS				1,470,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.96615				1,420,246,000	(15a)

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN EUROPE IN EUROS
May 21, 2024	May 21, 2014	EMTN110	1.875	1,750,000,000
June 14, 2024	June 14, 2017	EMTN114	0.375	1,500,000,000
January 21, 2025	January 21, 2015	EMTN111	0.875	1,250,000,000
April 17, 2025	April 17, 2018	EMTN116	0.625	1,500,000,000
April 8, 2027	April 8, 2020	EMTN117	0.375	1,000,000,000
November 25, 2030	November 24, 2020	EMTN120	0.01	2,500,000,000
October 2, 2040	May 6, 2020	EMTN118	0.699	50,000,000
June 28, 2041	January 29, 2016	EMTN112	1.82	52,000,000

TOTAL PAYABLE IN EUROPE IN EUROS				9,602,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.56374				15,015,038,535	(15b)

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN EUROPE IN POUNDS STERLING
December 15, 2023	June 3, 2020	EMTN119	0.50	1,000,000,000
December 15, 2026	January 13, 2021	EMTN121	0.25	1,750,000,000

TOTAL PAYABLE IN EUROPE IN POUNDS STERLING				2,750,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.71310				4,711,017,553	(15c)

PAYABLE IN EUROPE IN SWISS FRANCS
June 29, 2029	June 28, 2017	EMTN115	0.25	400,000,000

TOTAL PAYABLE IN EUROPE IN SWISS FRANCS				400,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.3294				531,760,724	(15d)

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS
September 10, 2021	September 11, 2014	G67	2.50	2,000,000,000
February 8, 2022	February 8, 2017	G74	2.40	2,500,000,000
April 25, 2022	April 25, 2019	G81	2.55	1,750,000,000
May 18, 2022	May 18, 2017	G76	2.25	2,000,000,000
June 29, 2022	June 29, 2012	G58	2.45	1,000,000,000
October 3, 2022	October 3, 2017	G75	2.20	2,000,000,000
January 24, 2023	January 24, 2020	G82	1.75	3,000,000,000
October 17, 2023	October 17, 2018	G80	3.40	2,500,000,000
January 29, 2024	January 29, 2019	G79	3.05	2,500,000,000
May 16, 2024	May 16, 2014	G66	3.20	1,250,000,000
January 21, 2026	January 21, 2021	G87	0.625	3,500,000,000
April 27, 2026	April 27, 2016	G69	2.50	1,000,000,000
June 15, 2026	June 20, 2019	G83	2.30	1,750,000,000
May 21, 2027	May 21, 2020	G85	1.05	1,750,000,000
October 2, 2029	October 2, 2019	G84	2.00	1,250,000,000
October 7, 2030	October 7, 2020	G86	1.125	1,250,000,000
February 25, 2031	February 25, 2021	G88	1.60	1,500,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS				32,500,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.29691				42,149,647,700	(15e)

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
TOTAL BONDS				365,232,991,555
UNAMORTIZED FOREIGN EXCHANGE GAINS/ (LOSSES)				9,926,514

TOTAL BONDS NET OF UNAMORTIZED FOREIGN EXCHANGE GAIN/(LOSS)				365,242,918,069
TREASURY BILLS				23,753,495,000

TOTAL PUBLICLY HELD DEBT				388,996,413,069

TOTAL NON-PUBLIC AND PUBLIC DEBT				397,542,589,652

SCHOOL BOARD TRUST DEBT
Year ending March 31
2034	2004		5.90	891,000,000
Sinking Fund				(330,431,859)

				560,568,141	(16)

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
%	$
PUBLICLY HELD DEBT (Cont’d)
TOTAL DEBT ISSUED FOR PROVINCIAL PURPOSES	398,103,157,793

CONSOLIDATION ADJUSTMENTS – OTHER GOVERNMENT ORGANIZATIONS
NON-PUBLIC DEBT ISSUED BY AGENCIES:
Ontario Immigrant Investor Corporation	1,977,000	(4)
PUBLIC DEBT ISSUED BY AGENCIES:
Fair Hydro Trust	1,764,706,000
Infrastructure Ontario	300,000,000
Niagara Parks Commission	21,753,255
Ornge	227,710,026
Ottawa Convention Centre Corporation	1,023,788
ONTARIO SECURITIES HELD BY AGENCIES:
Bonds	(238,850,766)
Treasury Bills	(309,230,379)

TOTAL CONSOLIDATION ADJUSTMENTS	1,769,088,924	(17)

TOTAL PROVINCIAL PURPOSE DEBT
AFTER CONSOLIDATION ADJUSTMENTS	399,872,246,717

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR ONTARIO ELECTRICITY FINANCIAL CORPORATION (OEFC)
NON-PUBLIC DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
Canada Pension Plan Investment Board:
2022	2002	CPP	6.17 to 6.29	172,961,000
2023	2003	CPP	6.16	38,130,000

TOTAL NON-PUBLIC DEBT				211,091,000	(3)

PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
June 2, 2021	April 15, 2011	DMTN207	4.00	85,000,000
June 2, 2022	May 3, 2012	DMTN212	3.15	478,300,000
June 2, 2023	November 6, 2012	DMTN215	2.85	2,777,300,000
September 8, 2023	November 29, 2004	HP	8.10	50,000,000
June 2, 2024	November 25, 2013	DMTN223	3.50	1,550,000,000
June 2, 2025	January 9, 2015	DMTN227	2.60	1,050,000,000
June 2, 2027	February 11, 2000	KJ	7.60	100,500,000
August 25, 2028	April 13, 1999	LQ	6.25	78,600,000
June 2, 2029	August 30, 2019	DMTN240	2.70	66,799,000
December 1, 2036	October 4, 2005	DMTN158	2.00 Real Return	902,398,000	(10)

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
June 2, 2037	September 1, 2006	DMTN164	4.70	400,000,000
June 2, 2039	July 10, 2009	DMTN182	4.60	100,000,000
June 2, 2041	March 9, 2011	DMTN204	4.65	282,000,000
June 2, 2043	May 15, 2012	DMTN214	3.50	200,000,000
June 2, 2045	October 1, 2013	DMTN220	3.45	525,000,000
December 2, 2046	February 2, 2015	DMTN228	2.90	149,750,000
June 2, 2048	June 19, 2017	DMTN231	2.80	651,000,000
June 2, 2049	January 25, 2018	DMTN236	2.90	625,500,000
December 2, 2050	August 21, 2019	DMTN242	2.65	26,100,000

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				10,098,247,000

TOTAL BONDS				10,098,247,000
UNAMORTIZED FOREIGN EXCHANGE GAINS/(LOSSES)				12,077,911

TOTAL BONDS NET OF UNAMORTIZED FOREIGN EXCHANGE GAIN/ (LOSS)				10,110,324,911

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
TREASURY BILLS				652,990,000

TOTAL PUBLICLY HELD DEBT				10,763,314,911

TOTAL DEBT ISSUED BY THE PROVINCE FOR OEFC				10,974,405,911

DIRECT OEFC DEBT				5,287,870,000

TOTAL OEFC DEBT				16,262,275,911

TOTAL CONSOLIDATED DEBT				416,134,522,628
Less: HOLDINGS OF OWN ONTARIO BONDS AND T-BILLS				(11,122,585,000)

REVISED TOTAL CONSOLIDATED DEBT				405,011,937,628

OUTSTANDING DEBT - Continued

As at March 31, 2021

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR INVESTMENT PURPOSES*
ONTARIO POWER GENERATION INC				5,126,000,000
HYDRO ONE INC.				1,677,516,013

TOTAL DEBT ISSUED FOR INVESTMENT PURPOSES				6,803,516,013

*	Debt for Investment Purposes, as a result of a debt for equity swap between the Province and Ontario Power Generation Inc. and Hydro One Inc., is eliminated upon consolidation.

OUTSTANDING DEBT - Continued

As at March 31, 2021

References:

1.

All debt issues are non-callable, except as stated in the notes below. Debt is payable at a fixed rate, or a floating rate with reference to a stated index, reset usually every three months (3M). These floating rate indices are CBA - Canadian Bankers’ Acceptance Rate, and Libor - London Interbank Offered Rate.

2.

The following debt series are issued for Provincial purposes and for OEFC: DMTN207, DMTN212, DMTN215, HP, DMTN223, DMTN227, KJ, LQ, DMTN240, DMTN158, DMTN164, DMTN182, DMTN204, DMTN214, DMTN220, DMTN228, DMTN231, DMTN236, and DMTN242.

3.

The Canada Pension Plan Investment Board (CPPIB) invests funds in the Province of Ontario’s non-marketable securities. Effective July 1, 2005, under a side-letter agreement signed between the CPPIB and the Province, CPPIB offered the Province upon maturity of the debentures held to the credit of the Canada Pension Plan Investment Fund (CPPIF) that were issued before January 1, 1998, an option of issuing new replacement debentures to the CPPIB with a maximum term of 30 years (minimum term of 5 years and with subsequent roll over options subject to the 30 years maximum from the date of issue of the first replacement debenture) at a rate based on the capital market rates at the time of roll over. These debentures are not negotiable or transferable and are assignable only to a wholly-owned subsidiary of the Canada Pension Plan Investment Board. On April 1, 2007, all debentures held to the credit of the CPPIF or purchased by the Minister of Finance of Canada in accordance with Section 110 of the Canada Pension Plan were transferred to the CPPIB.

4.	OIIC: Total outstanding amount is $2 million issued by the Province.
5.

CMHC: The terms of these debentures require that equal payments be made each year until their maturity. Each payment consists of blended principal and interest. Debt includes $66.4 million of CMHC debt transferred from the Ontario Municipal Housing Corporation (OMHC) upon OMHC’s dissolution in FY2020–21.

6.

The Province entered into interest rate agreements for certain Canadian bonds to effectively convert their interest rate obligations according to the Province’s risk management strategy. These bonds and effective rates are: DMTN180 4.52%, DMTN233 1.31%, DMTN235 1.70%, DMTN239 2.61% and DMTN116 4.22%.

7.	MH: The terms of these debentures require that a special one-time interest payment of 25% of the principal amount outstanding be made at maturity
8.	DMTN157: Interest is payable semi-annually at 15.0% until January 13, 2006 and thereafter at 5.0%.
9.

Series HZ, JA, JB, JC, JD: These are zero coupon bonds which require unequal payments consisting of principal and interest to be made at predetermined irregular intervals with final payment on January 10, 2035. During the fiscal year 2020–21, principal repaid was $nil million. The total principal and interest to be payable over the life of these bonds is $1,092 million.

10.

DMTN158: This Real Return Bond bears interest to the index adjusted principal in relation to All-Items Consumer Price Index for Canada (the “CPI”), issued with a base index of 127.54839 on October 4, 2005. Consequent to the change of official time base reference period from 1992 to 2002 by the Bank of Canada on June 19, 2007, the base index has been changed to 107.18352. Total issue size is $2,844 million in principal, of which $700 million has been on-lent to OEFC, and $300 million has been swapped effectively to a nominal debt paying a fixed rate of 4.23%. The amount outstanding represents the indexed value of the principal.

11.	DMTN117: The bond was issued at a high premium in 2004 to offer a yield of 5.74%.
12.

JL: The terms of these debentures require unequal payments, consisting of both principal and interest, to be made at predetermined irregular intervals with the final payment on January 10, 2045. The total principal and interest to be payable over the life of the debenture is $1,325 million.

13.

OSB: Ontario Savings Bonds are redeemable at the option of the holders on June 21 and December 21 and for 14 calendar days following the redemption date of June 21 and December 21, with the exception of Fixed-Rate bonds which are redeemable at maturity only. Starting in 2009, Variable Rate Bonds are redeemable annually only on June 21. All current outstanding OSBs may be redeemed upon the death of the beneficial owner.

OSBs are on longer issued from 2019 onward.

OSB - Fixed Rate:

In 2009, fixed rate bonds were issued for a term of two, three and five years. In 2010 and 2011, fixed rate bonds were issued for a term of three, seven and ten years. In 2012, 2013, 2014, 2015, 2016, 2017, and 2018, fixed-rate bonds were issued for a term of three and ten years only

OSB - Step-up Rate:

2016 Series: Interest is payable at 0.60%, 0.75%, 1.0%, 1.25%, and 1.5%,

2017 Series: Interest is payable at 0.60%, 0.8%, 1.05%, 1.3%, and 1.65%,

2018 Series: Interest is payable at 1.50%, 1.8%, 2.15%, 2.3%, and 2.55%,

in year 1, 2, 3, 4 and 5 respectively.

OSB – Variable Rate:

Starting in 2009, the interest rate on the Variable Rate Bond is reset yearly, on June 21 only.

OUTSTANDING DEBT - Continued

As at March 31, 2021

14.	OSB: The outstanding amount represent bonds matured but not yet presented for redemption. Interest is payable on these bonds only up to the maturity date.
15.

All foreign currency debt has been converted into Canadian dollar equivalents at the rates of the currency exchange agreements if the debt was hedged, or at year end exchange rates if unhedged. 99.2 per cent of foreign currency debt is hedged as at March 31, 2021. The exchange rates of foreign currencies to Canadian dollars as at March 31, 2021 are: Australian dollar 0.955319, Euro 1.473791, Japanese yen 0.011350, Swiss franc 1.329402, UK pound sterling 1.731739, United States dollar 1.25675.

In addition, the Province entered into interest rate agreements that effectively converted these interest rate obligations in accordance with the Province’s risk management strategies. These bonds and effective rates are:

(a)	Australia in AUD: 2.55% ($1,420 million)

(b)	EMTN in Euro: 2.37% ($11,590 million), 3M CBA + 0.62% ($1,512 million), 0.76% ($1,913 million)

(c)	EMTN in GBP: 3M CBA + 0.18% ($3,676 million), 1.02% (1,035 million)

(d)	EMTN in CHF: $532 million unhedged at 0.29%

(e)	Global in USD: 2.02% ($17,424 million), 3M CBA + 0.21 ($14,627 million), 0.51% ($7,467 million), 1.94% ($2,632 million)

16.

SBT: A School Board Trust was created in June 2003 to permanently refinance debt incurred by 55 school boards. The School Board Trust issued 30-year sinking fund debentures amounting to $891 million and $882 million of the proceeds was provided to the 55 school boards in exchange for the irrevocable right to receive future transfer payments from the Province. An annual transfer payment is made by the Ministry of Education to the School Board Trust’s sinking fund under the School Board Operating Grant program to retire the debt over 30 years.

17.

Total consolidation adjustments include third party debt issued by other government organizations and the elimination of provincial debt held by these organizations. The following are the provincial debt held by other government organizations (in millions):

Ontario Bonds:

Forest Renewal Trust: $3m DMTN215, $2m DMTN229, and $5m DMTN240.

Infrastructure Ontario: $88m DMTN223, $62m DMTN237, and $17m DMTN241.

Ontario Trillium Foundation: $12m DMTN207, $6m DMTN215, $12m DMTN232, $19m DMTN233, and $12m DMTN237.

Ontario Immigrant Investor Corporation: $2m OIIC 182-189.

Treasury Bills:

Forest Renewal Trust: $2m, Ontario Capital Growth Corporation: $207m, Ontario Immigrant Investor Corporation: $38m, and Ontario Trillium Foundation: $62m.

SEC Registered Debt Outstanding for Province of Ontario

Date of Maturity	Date of Issue	Series	Interest Rate (%)	Issuing Currency	Outstanding
February 8, 2022	February 8, 2017	G74	2.400	USD	2,500,000,000.00
April 25, 2022	April 25, 2019	G81	2.550	USD	1,750,000,000.00
May 18, 2022	May 18, 2017	G76	2.250	USD	2,000,000,000.00
June 29, 2022	June 29, 2012	G58	2.450	USD	1,000,000,000.00
October 3, 2022	October 3, 2017	G75	2.200	USD	2,000,000,000.00
January 24, 2023	January 24, 2020	G82	1.750	USD	3,000,000,000.00
January 27, 2023	January 29, 2016	G72	1.950	CAD	750,000,000.00
January 27, 2023	February 2, 2017	G72.R1	1.950	CAD	800,000,000.00
October 17, 2023	October 17, 2018	G80	3.400	USD	2,500,000,000.00
January 29, 2024	January 29, 2019	G79	3.050	USD	2,500,000,000.00
February 7, 2024	October 21, 2004	HS	7.500	CAD	1,106,700,000.00
May 16, 2024	May 16, 2014	G66	3.200	USD	1,250,000,000.00
February 5, 2025	February 5, 2018	G77	2.650	CAD	1,000,000,000.00
February 5, 2025	February 7, 2019	G77.R1	2.650	CAD	950,000,000.00
February 5, 2025	November 27, 2019	G77.R2	2.650	CAD	750,000,000.00
January 21, 2026	January 21, 2021	G87	0.625	USD	3,500,000,000.00
April 14, 2026	April 14, 2021	G89	1.050	USD	3,000,000,000.00
April 27, 2026	April 27, 2016	G69	2.500	USD	1,000,000,000.00
June 15, 2026	June 20, 2019	G83	2.300	USD	1,750,000,000.00
May 21, 2027	May 21, 2020	G85	1.050	USD	1,750,000,000.00
October 2, 2029	October 2, 2019	G84	2.000	USD	1,250,000,000.00
October 7, 2030	October 7, 2020	G86	1.125	USD	1,250,000,000.00
February 25, 2031	February 25, 2021	G88	1.600	USD	1,500,000,000.00
October 14, 2031	October 14, 2021	G90	1.800	USD	1,000,000,000.00

Ontario Electricity Industry

Ontario Electricity Financial Corporation (OEFC), a Crown agency, is the legal continuation of Ontario Hydro and is responsible for the management of that corporation’s debt and other liabilities that were not transferred to successor companies as part of the restructuring of Ontario Hydro in 1999, including the administration of certain power purchase agreements with non-utility generators. As at March 31, 2021, OEFC had total debt of $16.6 billion (2020, $17.9 billion). $11.3 billion of OEFC’s debt as at March 31, 2021 (2020, $12.1 billion) is held by the Province and included in total debt and other liabilities.

Ontario Hydro’s successor companies include Ontario Power Generation Inc. (OPG), a generation business wholly owned by the Province, and Hydro One Inc., a transmission and distribution business. Hydro One Inc. is now a subsidiary of Hydro One Limited (“Hydro One”). Following an initial public offering on November 5, 2015 and subsequent share sales in 2016 and 2017, the Province now holds about 47.2% of the common shares in Hydro One.

The other Ontario Hydro successor companies are the Independent Electricity System Operator (IESO), the electricity system and market operator, and the Electrical Safety Authority, which is responsible for electricity safety inspection.

Pursuant to various transfer orders (“Transfer Orders”), assets of the former Ontario Hydro were transferred to OPG, Hydro One Inc. and the IESO in exchange for debt. The Province assumed a portion of OPG’s and Hydro One Inc.’s debt in exchange for equity, in order to provide them with commercially acceptable capital structures. As of March 31, 2021, OEFC held notes receivable in the amount of $2.8 billion from OPG, $120 million from the IESO and $6.8 billion from the Province. OEFC provided indemnities, guaranteed by the Province, to OPG and Hydro One Inc., in connection with the Transfer Orders; those indemnities were terminated as of May 31, 2006 and October 31, 2015 respectively.

As of April 1, 1999, the Ministry of Finance estimated the amount of OEFC’s debt and other liabilities that, in the opinion of the Minister of Finance, could not reasonably be serviced and retired in a competitive electricity market (the “stranded debt”) to be approximately $20.9 billion. OEFC’s unfunded liability is the net deficiency of OEFC’s assets over its liabilities. The opening unfunded liability of $19.4 billion as at April 1, 1999 represented the stranded debt adjusted for $1.5 billion of additional assets transferred to OEFC. OEFC’s unfunded liability as at March 31, 2021 was $0.6 billion.

As part of the restructuring of the electricity sector, a long-term plan provides for certain dedicated revenue streams to service and retire OEFC’s debt and other liabilities. These revenue streams are established under the Electricity Act, 1998 (“Electricity Act”) and include payments-in-lieu of property taxes and federal and provincial corporate income taxes currently paid by OPG and the municipal electricity utilities. As a result of the initial public offering on November 5, 2015, Hydro One is no longer subject to payments-in-lieu of federal and provincial corporate income taxes and is subject to normal corporate income taxes. Hydro One remains subject to paying payments-in-lieu of property tax. The Minister of Finance has legislative authority and is required to make payments to the OEFC equal to the amount of provincial corporate tax payable by Hydro One Inc. under the Taxation Act, 2007.

The Province, as shareholder, is eligible to receive dividend payments on its shares in OPG and Hydro One. Pursuant to the government’s discretionary commitment to keep electricity income in the electricity sector, the Province’s proportionate share of the cumulative combined net income of OPG and Hydro One in excess of the Province’s cumulative interest expenditure on its investment in the companies has been allocated to OEFC since 1999, including up to March 31, 2019 for purposes of debt retirement (electricity sector dedicated income). Beginning fiscal 2019-20, the Province determined that electricity sector dedicated income will be limited to the net income of OPG in excess of the government’s annual interest cost of its investment in that company, on a cumulative basis, excluding the net income from Hydro One in excess of the interest cost of its investment in that company.

Under the Electricity Act, a Debt Retirement Charge (DRC) of 0.7 cents per kilowatt hour was levied on most Ontario electricity users and payable to OEFC. Prior to January 1, 2016, the DRC was payable by most electricity consumers. As of January 1, 2016, residential electricity users were exempted from paying the DRC. The government introduced legislation, passed on December 10, 2015, the Budget Measures Act, 2015 to legislate a fixed end-date for the DRC of April 1, 2018, for commercial, industrial and all other users.

The Electricity Act and the Ontario Energy Board Act, 1998 set out the legislative framework for Ontario’s electricity market and restructuring of Ontario Hydro. Open, non-discriminatory access to transmission and distribution systems commenced May 1, 2002. Since 2005, electricity prices payable by consumers reflect a blend of contract prices, regulated prices for OPG’s output from its price-regulated nuclear and hydroelectric plants, and market prices. Regulated prices for OPG are approved by the Ontario Energy Board (OEB). The OEB also sets the commodity price payable by low volume and certain other specified consumers under the Regulated Price Plan (RPP). The IESO finances any differences between prices under the RPP and the actual supply cost of electricity, with any shortfall or surplus to be recovered or returned through the setting of RPP prices in the following period.

In May 2017, the Ontario Fair Hydro Plan Act, 2017 (the Fair Hydro Act) was enacted. The components of the plan to reduce current electricity prices included initiatives provided for in the Fair Hydro Act as well as other policy initiatives including providing a rebate on electricity bills equal to the eight per cent provincial portion of the Harmonized Sales Tax under the Ontario Rebate for Electricity Consumers (OREC), which was effective January 1, 2017; funding the cost of the Ontario Electricity Support Program and most of the Rural or Remote Rate Protection program from general government funds instead of from ratepayers; and an additional reduction in current electricity bills for eligible residential, small business and farm customers, commencing July 1, 2017. The reduction (referred to as the global adjustment refinancing) provided for in the Fair Hydro Act was to be recovered from specified electricity ratepayers in future years (referred to as the Clean Energy Adjustment).

The global adjustment refinancing was carried out by Fair Hydro Trust (the “Trust”), an entity established by OPG, which financed the shortfall during the 2017-18 fiscal year ($1,639 million) with subordinated debt from OPG to a maximum of 49 per cent of the Trust’s total outstanding debt, and the balance from third party lenders. Of the amount lent to the Trust from OPG, approximately 90 per cent of that amount ($721 million) was funded by equity injections from the Province, and 10 per cent was funded by debt borrowed by OPG from third party lenders ($82 million). As of March 31, 2021, the Trust owed $865 million to OPG and $900 million to third party lenders.

In September 2018, the government made a decision to make a future change to the Fair Hydro Act to cancel the global adjustment refinancing component as designed, including reducing the amount of the current electricity price reduction to be borne by future ratepayers, and making any recovery from future ratepayers optional.

In May 2019, the Fixing the Hydro Mess Act, 2019 received Royal Assent. Amendments to the Fair Hydro Act came into force on November 1, 2019. As a result of the amendments, the recovery of the price reductions are to be funded by the Crown instead of by future ratepayers. The government also introduced regulatory amendments to provide on-bill electricity price relief, effective November 1, 2019, with the Ontario Electricity Rebate (OER) replacing the global adjustment refinancing and rebate put in place under the Fair Hydro Plan.

In November 2020, the Province announced a renewable cost shift (RCS) program, starting on January 1, 2021, under which a portion of the cost of specified wind, solar, and bioenergy contracts is funded by the Province, not ratepayers, to reduce the burden of these contracts on medium size and larger industrial and commercial employers. The annual expense to the Province is estimated at about $3 billion, though this is significantly offset by a reduction in the cost of the OER. The RCS annual expense is expected to decline year over year, as contracts expire. By about 2040, no further provincial funding would be required to subsidize the cost of these contracts.

The Province, OPG and certain subsidiaries of OPG are parties to the Ontario Nuclear Funds Agreement (ONFA), which governs the establishment, funding and management of segregated funds to ensure sufficient funds are available to pay the costs of nuclear station decommissioning, low and intermediate level nuclear waste management, and nuclear used fuel waste management.

Under ONFA, the Province is liable to make payments should the cost estimate for nuclear used fuel waste management rise above specified thresholds, for a fixed volume of used fuel. The likelihood and amount by which the cost estimate could rise above these thresholds cannot be determined at this time. The cost estimate will be updated periodically to reflect new developments in the management of nuclear used fuel waste.

As well, under ONFA, the Province guarantees a return of 3.25% over the Ontario Consumer Price Index for the portion of the nuclear used fuel waste management segregated fund related to the fixed volume of used fuel. If the earnings on assets in that fund related to the fixed volume exceed the guaranteed rate, the Province is entitled to the excess.

An agreement between the CNSC, the Province and OPG gives the CNSC access (in prescribed circumstances) to the segregated funds established under ONFA.

CONTINGENT LIABILITIES -

OBLIGATIONS GUARANTEED BY THE PROVINCE OF ONTARIO

As at March 31, 2021

LOANS GUARANTEED

	Year of Issue	Rate of Interest	Outstanding March 31, 2021	References
		%	$
MINISTRY OF AGRICULTURE, FOOD AND RURAL AFFAIRS
Commodity Loan Guarantee Program	Ongoing	Prime	14,864,392	(1)
Feeder Cattle Loan Guarantee Program	Ongoing	Various	24,428,643	(2)

TOTAL MINISTRY OF AGRICULTURE, FOOD AND RURAL AFFAIRS			39,293,035

MINISTRY OF COLLEGES AND UNIVERSITIES
Ontario Student Loan Plan:
Class “C”	Various	Prime + 1	6,500,000

TOTAL MINISTRY OF COLLEGES AND UNIVERSITIES			6,500,000

MINISTRY OF LABOUR, TRAINING AND SKILLS DEVELOPMENT
COVID-19 Action Plan:
WSIB Employer Premium Payments Deferral	2020-21	0.14	210,000,000

TOTAL MINISTRY OF LABOUR, TRAINING AND SKILLS DEVELOPMENT			210,000,000

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING
Social Housing Program	Various	Various	2,804,543,259	(1)

TOTAL MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING			2,804,543,259

TOTAL LOANS GUARANTEED			3,060,336,294

CONTINGENT LIABILITIES -

OBLIGATIONS GUARANTEED BY THE PROVINCE OF ONTARIO – Concluded

As at March 31, 2021

OTHER GUARANTEES

	Year of Issue	Rate of Interest	Outstanding March 31, 2021	References
		%	$
MINISTRY OF FINANCE
Loan Facility by United Communities Credit Union Ltd. to Pelee Island Co-operative Association	2010	2.89	600,000	(3)
Loan Guarantees under	2011-12 to
Aboriginal Loan Guarantee Program	2019-20	Various	148,624,590	(4)

TOTAL MINISTRY OF FINANCE			149,224,590

TOTAL OTHER GUARANTEES			149,224,590

TOTAL LOANS AND OTHER GUARANTEES			3,209,560,884

References:

1.	The Province’s maximum liability for the program is $14,864,392.
2.	The Province’s maximum liability for the program is $24,428,643.
3.

The Province has guaranteed the repayment of loan facility of $600,000 made by United Communities Credit Union Limited to Pelee Island Cooperative Association for a period beginning May 11, 2010 and ending at the earliest of April 1, 2015 or repayment of all the amounts borrowed. The guarantee shall be extended accordingly but not to extend beyond April 1, 2035. The maximum amount guaranteed is $0.6 million plus any unpaid interest, costs and expenses thereon.

4.

The Province has, to March 31, 2021, provided under the Aboriginal Loan Guarantee Program ten guarantees of loans, and one of the underlying loans has been paid in full and the guarantee is no longer in effect. The maximum aggregate principal of loans guaranteed is $470 million. Note that not all of the loan amounts that can be drawn and would be guaranteed have been drawn yet. The loans for which these guarantees apply will mature between 2026/27 and 2049/50, at which points the respective guarantees expire. To-date, there have been no calls on an ALGP guarantee.

* CLAIMS AGAINST THE CROWN

As at March 31, 2021

The following are claims arising from legal action either in progress or threatened against the Crown in respect of breach of contract, damages to persons and property and like items. The amounts claimed have not been specified, but in each case are expected to exceed $50 million.

1.	Mallory, Richard, et al v HMQRO, Plaintiff is seeking damages for wrongful arrest, conviction and imprisonment.
2.	Quinte, Elaine, et al v Algoma Central Properties – Elliot Lake Algo Mall Collapse – Class Action claim arising from the collapse of the Algo Centre Mall on June 23, 2012.
3.

Grann, Toni v HMQRO, MCSS (formerly Papassay, Holly v HMQRO): class action claim for damages and injuries suffered by members while in foster care facilities by Children’s Aid Societies across Ontario under the care of the Ministry of Children and Youth Services

4.	Johnson, Glenn, et al v. HMQRO: Draft class action claim for damages contemplated by a class comprised of inmates incarcerated at the EMDC between January 1, 2010 and August 25, 2013.
5.	Wright, Gregory v. Ontario proposed class action related to Elgin-Middlesex Detention Centre conditions such as alleged violence, overcrowding, lockdowns and lack of medical treatment
6.

Kanani, Alykhan, et al v Economical Insurance Company, et al, PGT negligently supervised a lawyer it had retained to act for the plaintiff as his guardian for property in relation to a lawsuit and statutory accident benefits arising from a serious motor vehicle accident in 1996.

7.	Dadzie, Godday, et al v HMQRO: Notice of class proceeding brought on behalf of all immigrants detained by the CBSA.
8.	Lapple v. HMQ: Proposed class proceeding: all prisoners incarcerated or detained at all Ontario correctional facilities.
9.	Class Proceeding Concerning Inordinate Waitlists (Leroux, Mark Litigation Guardian of Leroux, Briana), the claim is framed in negligence, breach of fiduciary duty and breach of Charter rights.
10.	Francis, Conrey v. HMQRO: Notice of proposed class concerning systematic overuse of segregation/solitary confinement in correctional facilities.
11.	Cirillo, Robin v. HMQRO: Class Proceeding Concerning Bail Hearing Delays: Potential Class action for delays in bail system.
12.	Minotar Holdings Inc.: claims misfeasance in public office in relation to the continued inclusion of 60 acres of the plaintiff’s property in the Greenbelt Area.
13.	Proposed Class Action: in relation to a CN train derailment near Gogama, Ontario.
14.	Ontario First Nations Limited Partnership; Ontario Lottery and Gaming Corporation: this matter concerns a revenue sharing agreement between OLG and Ontario.
15.

Ontario First Nations (2008) Limited Partnership (“OFNLP”) – New Lottery Schemes, a new Notice of Objection regarding 2008 revenue sharing agreement between OFNLP (whose limited partners include almost all of Ontario’s First Nations), OLG & Ontario

16.

Jones, Kiwayne v HMQRO, proposed class action for $200 million in damages breach of duty, failing to maintain policies and procedures to protect the immigration status of class members; failing to preserve records of their immigration status; and failing to assist them.

17.	Keeping, Kirk (Class Action re Training Schools), the claim is framed in vicarious liability, negligence, and breach of fiduciary duty.
18.

Warssama, Abdirahmaan, the Plaintiff, Abdirahmaan Warssama, alleges breaches of the Charter, false imprisonment, negligence and breach of fiduciary duty as a result of being detained as an immigration detainee

19.

1668153 Ontario Inc.: statement of claim for damages against HMQ (MOECC) and a district engineer at MOECC, amongst other. Claim alleges MOECC and the City of Vaughan misrepresented and acted in bad faith by deliberately delaying the plaintiffs’ residential development project.

CLAIMS AGAINST THE CROWN - CONTINUED

As at March 31, 2021

20.

Bowman, Dana et al. v. Ontario, Minister of Children, Community and Social Services, proposed class action concerning the cancellation of the Basic Income Pilot Project, the Plaintiffs are seeking damages, declarations and/or orders to rectify the anticipatory breach of contract, negligence and misfeasance in public office.

21.

Mieyette, Jeanette v HMQRO, et al together with 14 other related files, proposed class proceedings against FSCO regarding the application of HST on Statutory Accident Benefits. The class intends to argue that the application of HST results in a reduction of benefits.

22.

Niyonzima, Prosper, Ontario was served with the statement of claim seeing $75 million in damages for damages arising from negligent investigation, false imprisonment, malicious prosecution, and a number of alleged Charter breaches against HMQ.

23.	Quantz v Ontario, proposed class action seeking damages for the Crown’s alleged negligence in relation to unauthorized disclosure of ODSP recipient information.
24.	Labatt Brewing Company and Molson Canada re: intended challenge to legislation related to Bill 115
25.

Betty Wei and Lawrence Vanderklei v. Ontario, Brian Mills, Anatol Monid, et al: The plaintiffs commenced a proposed class action seeking damages arising from the regulation by the Financial Services Commission of Ontario of entities involved in the marketing and sale of syndicated mortgage investments pertaining to a development in Kingston.

26.

Banfi, Erwin v. Ontario, Town of Oakville, et al. August 14, 2020 – Ontario was served with the statement of claim seeking damages in $900 million on behalf of any person who owns (or owned in the period as of June 23, 2018 to the present) property in Oakville that may suffer damage or loss based upon a weather event equivalent to the Applicable Flood Event Standard, including the approximate area bordered by Burloak Drive, Lake Ontario, Winston Churchill Boulevard, and Dundas Street (“the Regulatory Flood Plain”). On September 11, 2019, Ontario was served a notice of proposed class action on behalf of the residents of Oakville, pursuant to the Crown Liabilities and Proceedings Act, seeking damages related to development approvals and the increase risk of flooding and that adversely affect watershed areas resulting in property damage and loss.

27.

SFF Solar Ltd., Sunshine Solar 2016 Inc., et al v. HMQRO: Notice of claim, on behalf of 8 supplier corporations who entered into Feed-In Tariff (“FIT”) 3, 4, and 5 contracts with the Electricity Systems Operator (“IESO”) between 2016 and 2018. The prospective plaintiffs allege that the IESO took instructions from the incoming PC government prior to June 29, 2018, to either delay the issuance of Notices to Proceed (i.e. approve the construction phase of the proponent’s solar or wind energy projects), or to defer those decisions.

28.

2387276 Ontario Inc. et al v IESO et al: Action on behalf of 16 supplier corporations who entered into Feed-In Tariff (“FIT”) with the Electricity Systems Operator (“IESO”) between 2016 and 2018. They allege that a Ministerial Directive issued on July 5, 2018 to wind down the FIT program was unlawful.

29.

Chandra, Adrian v. HMQRO. On July 28, 2020 Ontario was served with a statement of claim for a new proposed class action. The action is based on systemic negligence and violations of sections 7 and 12 of the Charter for inmates who between September 18, 2018 and the present: (i) were placed in segregation for any duration and who were diagnosed either before or during their incarceration with a serious mental illness; or (ii) were placed in administrative segregation for 15 or more consecutive days.

30.

Robertson et al v. HMQRO et al. On July 15, 2020 Ontario was served with a Notice of Action for a proposed Class Proceeding concerning COVID-19 outbreaks in Long-Term Care Homes pursuant to the Class Proceedings Act, 1992.

31.

Ruben Stolove, et al. v Ontario Waypoint Centre for Mental Health Care, et al. On July 22, 2020, Ontario was served a notice of claim, pursuant to the Crown Liability and Proceedings Act, that a proposed class action may be brought on behalf of all involuntary patients of Waypoint Center regarding the alleged abuse suffered from 2000 to present.

32.

Fareau et al v. Bell Canada and HMQRO. Proposed class proceeding concerning the Offender Telephone Management System (OTMS). The proposed plaintiffs allege that a 2013 agreement between Bell Canada and HMQRO which provides for an unlawful commission on collect calls, generating substantial revenue for Ontario to which it is not entitled.

33.

Proposed Class Action related to the Cap and Trade Cancellation Act, 2018 alleging malfeasance in public office. The proposed class members allege the enactment of the Cap and Trade Cancellation Act, 2018 and Ontario’s failure to compensate them for their emissions instruments resulted in breach of contract.

CLAIMS AGAINST THE CROWN - CONTINUED

As at March 31, 2021

34.

Fire Loss at York Memorial Collegiate – 2690 Eglinton Ave. West: On June 20, 2019 the Toronto District School Board served notice of an intended claim against the Office of the Fire Marshal arising out of a fire on May 7, 2019 that burned down a substantial portion of the York Memorial Collegiate Secondary School and an adjacent community center owned by the City of Toronto.

35.

Dell, James, et al v. Ontario, MECP, AGO, et al. Notice of Claim brought as an application against HMQ arising from negligence from several individuals who reside near a waste disposal operation at 2021 Four Milk Creek Road, Niagara.

36.

Poorkid Investment Inc., Coach Pyramids Inc. and Brian Haggith v. Ontario, Solicitor General Sylvia Jones, OPP Commissioner Thomas Carrique, OPP Chief Superintendent John Caine and OPP Inspector Philip Carter. Plaintiffs seek damages for misfeasance in public office, non-feasance and negligence for the defendants’ alleged failure to enforce the junctions and adequately keep the peace in the Caledonia area.

37.	Twain, Jim Chief, Statement of claim for damages for negligence, breach of contract, fiduciary duty and treaty rights.
38.

Missanabie Cree First Nation v. Ontario and Canada, the Plaintiffs claim that they were not parties to treaty 9 and therefore have unextinguished Aboriginal title. In the alternative, Plaintiffs claim if they are parties to Treaty 9 they have yet to receive their treaty land entitlement.

39.

Six Nations of the Grand River Band, the plaintiffs seek an accounting in respect of the Crown’s management and sale of the lands originally granted to them in the 1780’s and 1790’s and in respect of the proceeds of subsequent sales of portions of those lands.

40.	Wikwemikong Indian Band Re: aboriginal title in islands in Lake Huron and Georgian Bay.
41.

The Begetikong Anishnabe First Nation (aka the Ojibways of Pic River) Chief Roy Michano, Councillor Duncan Michano and Councillor Arthur H. Fisher, the plaintiff First Nation claims to hold aboriginal title to a large tract of land on the northeastern shore of Lake Superior.

42.	Long Lake No. 58 First Nation. Plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.
43.	Biinjitiwaabik Zaaging Anishinabek First Nation (Rocky Bay Band): claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.
44.	Sand Point First Nation: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.
45.	Pic Mobert First Nation: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.
46.	Pays Plat First Nation v. Canada and Ontario: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.
47.

Whitesand First Nation & Red Rock First Nation Annuity Claims: Plaintiffs seek declaratory relief for increased annuity payable pursuant to Robinson-Superior Treaty 1850. Items 47 and 50 are being tried together.

48.

Aundeck OMNI Kaning First Nation et al: Amended claim still seeks recognition of aboriginal title over waters surrounding Manitoulin Island. Litigation on hold while parties attempt to negotiate a resolution.

49.	Northwest Angle No. 33 First Nation: Claim for flooding and related damages and a declaration of fiduciary duty to the plaintiffs.
50.

Restoule et al. v. Canada and Ontario: The plaintiffs seek declaratory relief recognizing an obligation on the Crown, now and in the past, to increase [Robinson Huron] Treaty [of 1850] annuities to the extent the Crown can do so from the revenues generated by the surrendered lands, without incurring loss. They also seek an accounting and damages. The Ontario Court of Appeal released its decision in Restoule et. al. v. Canada and Ontario on November 5, 2021, finding that pursuant to the terms of the 1850 Treaties, the Crown is required to share net resource revenues from the Treaty territories with Treaty First Nations. The proportion or amount of sharing was not determined. Ontario is reviewing the decision which is currently within the appeal period, which expires on January 4, 2022. A trial to determine liability, damages, and allocation of damages between Canada and Ontario is currently scheduled to commence in September 2022. The ultimate financial impact of this matter on Ontario cannot be determined at this time.

51.	Grand Chief Coon Come, Mathew: Notice of Action for aboriginal title and rights over the traditional territory.
52.

Gull Bay First Nation v. Canada and Ontario: the plaintiff claims that the Crown did not survey the reserve to which the plaintiff is entitled under the Robinson Superior Treaty of 1850 in a timely manner, which resulted in a smaller – than agreed reserve.

53.

Kitigan Zibi Anishinabeg et al v. Attorney General of Canada, National Capital Commission and HMQRO: the plaintiffs on behalf of the Algonquin Anishinabe Nation asserts Aboriginal title over lands in Ottawa on the Ottawa River at the west end of the city core.

CLAIMS AGAINST THE CROWN - CONCLUDED

As at March 31, 2021

54.

Animbiigoo Zaagi’igan Anishinaabek First Nation v. Canada and Ontario: The plaintiff claims a treaty land entitlement pursuant to the Robinson Superior Treaty on the basis that the plaintiff community adhered to the treaty in 1850 by taking annuity payments.

55.

Red Rock First Nation and Whitesand First Nation v. Canada and Ontario: The plaintiffs claim a treaty land entitlement pursuant to the Robinson Superior Treaty on the basis that the plaintiff communities adhered to the treaty in 1850 by taking annuity payments.

56.

Iskatewizaagegan No. 39 Independent First Nation v. The City Of Winnipeg and HMQRO. The plaintiff claims compensation from Winnipeg pursuant to an Ontario Order-in-Council from 1913 allowing Winnipeg to enter upon and divert water from Shoal Lake where the plaintiff’s reserves are located. The plaintiff also claims damages from Ontario for breach of fiduciary duty.

57.

Chippewas of Saugeen and Nawash First Nations, regarding Bruce Peninsula, claim that the 1854 Treaty by which most of the Bruce Peninsula was surrendered to the Crown was not intended to include the beds of water bodies internal to the Peninsula of the shorelines of those water bodies or along the shores of Lake Huron or Georgian Bay.

58.

Foxgate Developments Inc. et al v. HMQRO: Notice of Claim for damages resulting from alleged losses suffered by the plaintiffs with respect to the disruption of their housing developments in the Caledonia area from protest activity.

59.

Ginoogaming First Nation v. Ontario et al.: Action by a Treaty 9 First Nation for damages, declarations and injunctions respecting an early mineral exploration permit issued in June 2019 and pending permit application.

60.

Mississaugas of Credit Nation claim asserting aboriginal title over portions of Lake Ontario, Lake Erie and water bodies (with flood pains) situated on lands in between. Also seeking monetary compensation for water bodies in third party hands.

61.

OECTA v ON; OSSTF v ON; ETFO/AEFO v ON; OPSEU v ON; AMAPCEO v ON; UNIFOR v ON; OFL Coalition v ON; ERFP v ON; CUASA v ON; Society of United Professionals v ON; PWU v ON. Challenge on whether Bill 124, Protecting a Sustainable Public Sector for Future Generations Act, 2019 and the Crown’s conduct in 2019 central bargaining with teachers’ unions infringe 2(d) and 2(b).

62.

Sifto Canada Corp. v. The Minister of Finance, Multiple tax appeals filed by same taxpayer for several taxation years. The primary issue concerns the methodology required to be used by Sifto to compute its “profit” for the purposes of the Act.

63.

Bemco Confectionary and Sales Ltd., Colabor Management Inc. et al v. Minister of Finance: The Assessments under appeal relate to the sale of Cigars and Other Tobacco and include sales as far back as April 2010.

64.

Tennant Energy LLC. v. Government of Canada, Tennant Energy LLC alleges that measures and actions taken by the Government of Ontario in relation to the feed-in tariff (FIT) program and the Green Energy Investment Agreement (GEIA) violate its rights under NAFTA, Chapter 11.

65.

Windstream Energy LLC v. Government of Canada, Windstream Energy LLC alleges that measures and actions taken by the Government of Ontario in relation to the feed-in tariff (FIT) program and specifically, Ontario’s measures to delay the development of Windstream’s offshore wind energy project and the IESO’s subsequent termination of Windstream’s FIT contract violate Windstream’s rights under NAFTA, Chapter 11.

66.

Elementary Teachers’ Federation of Ontario, Ontario Secondary School Teachers’ Federation, Ontario English Catholic Teachers’ Association, Association des enseignantes et des enseignants franco-ontariens. Federations filed appeals with the OLRB seeking orders regarding the health and safety of public schools including restricting class sizes to 15-20 students, student cohorts be limited to 50, set standards for ventilation in schools, increased standards for transportation and regular review of standards.

67.

Application by Access Copyright to the Copyright Board of Canada to determine the tariff rate respecting a licence to reproduce educational materials. Application relates to the years 2020-22. The Copyright Consortium has filed an objection to Access Copyright’s proposed tariff rate.

68.	Margaret Hierlihy and John Doe (Class Action). Statement of Claim served February 6, 2013 by Merchant Law Group seeking over $75 million in damages in connection with the April 2012 privacy breach.

Economic Data Tables

The following tables present a comprehensive review of Ontario’s economy including, GDP information, imports and exports, demographics and labour markets between 2007-2020.

Ontario, Gross Domestic Product, 2007–2020							Table 1
	($ Billions)
	2007	2008	2009	2010	2011	2012	2013
Real GDP (chained $2012)	657.7	657.7	637.3	656.1	671.9	680.8	690.3
Household Consumption	350.9	359.5	359.4	372.4	378.7	384.3	392.6
Residential Construction	47.7	45.4	42.7	46.2	47.9	50.1	49.2
Non-residential Construction	18.6	17.6	16.6	16.9	20.7	22.4	21.4
Machinery and Equipment	26.2	26.5	20.3	22.3	23.0	22.8	20.2
Exports	363.1	339.9	294.7	318.9	336.0	344.1	355.6
Imports	332.1	324.3	287.6	321.4	338.2	341.4	347.8
Nominal GDP	602.4	609.1	598.5	631.6	660.4	680.8	696.2
Primary Household Income	404.1	415.4	413.5	424.9	444.8	459.9	473.8
Compensation of Employees	319.0	328.2	323.2	333.7	349.0	360.5	372.0
Net Operating Surplus - Corporations	73.3	66.0	56.0	74.4	83.4	85.9	84.8

Table 1 (continued)	($ Billions)
	2014	2015	2016	2017	2018	2019	2020
Real GDP (chained $2012)	707.6	724.9	740.2	761.0	782.1	798.2	757.1
Household Consumption	403.0	415.1	425.2	443.0	455.8	464.2	436.2
Residential Construction	49.5	53.3	57.5	57.9	55.9	56.1	60.9
Non-residential Construction	23.8	26.7	24.6	24.7	29.6	28.3	25.2
Machinery and Equipment	23.5	25.8	22.7	24.1	25.7	25.5	21.7
Exports	370.8	379.2	384.6	386.4	390.5	398.7	365.3
Imports	366.9	376.6	378.9	390.7	399.7	402.2	364.1
Nominal GDP	727.0	760.4	790.7	825.0	859.1	891.8	851.2
Primary Household Income	490.4	512.6	520.5	541.5	567.5	591.5	588.4
Compensation of Employees	384.5	401.8	409.0	427.6	453.5	474.3	467.3
Net Operating Surplus - Corporations	94.2	97.2	109.7	111.4	112.1	112.1	103.4

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Growth in Gross Domestic Product, 2007–2020							Table 2
	(Per Cent Change)
	2007	2008	2009	2010	2011	2012	2013
Real GDP (chained $2012)	0.8	0.0	(3.1)	3.0	2.4	1.3	1.4
Household Consumption	3.9	2.4	0.0	3.6	1.7	1.5	2.2
Residential Construction	2.5	(4.7)	(6.0)	8.1	3.6	4.7	(1.8)
Non-residential Construction	6.9	(5.3)	(5.9)	1.6	22.7	8.0	(4.4)
Machinery and Equipment	(0.8)	1.3	(23.4)	9.7	3.2	(0.9)	(11.1)
Exports	0.2	(6.4)	(13.3)	8.2	5.4	2.4	3.4
Imports	3.8	(2.4)	(11.3)	11.7	5.2	1.0	1.9
Nominal GDP	4.1	1.1	(1.7)	5.5	4.6	3.1	2.3
Primary Household Income	5.6	2.8	(0.5)	2.8	4.7	3.4	3.0
Compensation of Employees	5.3	2.9	(1.5)	3.2	4.6	3.3	3.2
Net Operating Surplus - Corporations	(1.4)	(9.9)	(15.2)	32.9	12.1	3.0	(1.2)

Table 2 (continued)	(Per Cent Change)
	2014	2015	2016	2017	2018	2019	2020
Real GDP (chained $2012)	2.5	2.5	2.1	2.8	2.8	2.1	(5.1)
Household Consumption	2.7	3.0	2.4	4.2	2.9	1.9	(6.0)
Residential Construction	0.7	7.7	7.8	0.8	(3.6)	0.5	8.5
Non-residential Construction	11.2	12.1	(7.7)	0.4	19.8	(4.3)	(11.1)
Machinery and Equipment	16.0	9.9	(12.0)	6.4	6.5	(0.6)	(15.1)
Exports	4.3	2.3	1.4	0.5	1.1	2.1	(8.4)
Imports	5.5	2.6	0.6	3.1	2.3	0.6	(9.5)
Nominal GDP	4.4	4.6	4.0	4.3	4.1	3.8	(4.6)
Primary Household Income	3.5	4.5	1.5	4.0	4.8	4.2	(0.5)
Compensation of Employees	3.4	4.5	1.8	4.6	6.1	4.6	(1.5)
Net Operating Surplus - Corporations	11.0	3.2	12.9	1.6	0.6	0.0	(7.7)

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Real Gross Domestic Product by Industry at Basic Prices, 2017–2020				Table 3
	(Chained $2012 Millions)
	2017	2018	2019	2020
Goods Producing Industries	163,430	169,298	168,537	158,896
Primary	15,228	15,856	16,705	17,206
Utilities	13,187	13,749	13,875	13,455
Construction	49,443	51,506	50,741	50,881
Manufacturing[1]	85,657	88,398	87,763	78,272
Services Producing Industries	548,168	563,038	578,927	551,009
Wholesale Trade	46,296	47,753	48,790	47,831
Retail Trade	35,021	36,024	36,740	35,478
Transportation and Warehousing	28,745	29,787	30,002	22,899
Information and Cultural	27,929	28,550	29,861	29,191
Finance and Insurance	69,500	71,122	73,307	76,955
Real Estate, Rental and Leasing	93,111	94,786	97,820	99,368
Professional and Administrative Services	70,982	73,947	77,191	73,043
Management of Companies and Enterprises	4,084	3,480	3,155	2,712
Education	40,909	42,086	42,665	39,898
Health Care and Social Services	47,026	48,777	50,412	47,002
Arts, Entertainment and Recreation	6,176	6,217	6,287	3,391
Accommodation and Food	14,702	14,931	15,322	9,839
Other Services	13,856	13,912	14,042	11,755
Public Administration	50,211	51,885	53,470	52,544
Total Production	711,695	732,426	747,589	710,049

[1]	See Table 5 for detailed manufacturing industries.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Growth in Real Gross Domestic Product by Industry at Basic Prices, 2017–2020				Table 4
	(Per Cent Change)
	2017	2018	2019	2020
Goods Producing Industries	0.9	3.6	(0.4)	(5.7)
Primary	1.7	4.1	5.4	3.0
Utilities	(2.0)	4.3	0.9	(3.0)
Construction	2.7	4.2	(1.5)	0.3
Manufacturing[1]	0.4	3.2	(0.7)	(10.8)
Services Producing Industries	3.3	2.7	2.8	(4.8)
Wholesale Trade	3.9	3.1	2.2	(2.0)
Retail Trade	3.6	2.9	2.0	(3.4)
Transportation and Warehousing	4.4	3.6	0.7	(23.7)
Information and Cultural	5.0	2.2	4.6	(2.2)
Finance and Insurance	8.2	2.3	3.1	5.0
Real Estate, Rental and Leasing	2.9	1.8	3.2	1.6
Professional and Administrative Services	2.3	4.2	4.4	(5.4)
Management of Companies and Enterprises	(4.5)	(14.8)	(9.3)	(14.1)
Education	1.6	2.9	1.4	(6.5)
Health Care and Social Services	0.9	3.7	3.4	(6.8)
Arts, Entertainment and Recreation	3.9	0.7	1.1	(46.1)
Accommodation and Food	0.9	1.6	2.6	(35.8)
Other Services	3.4	0.4	0.9	(16.3)
Public Administration	2.4	3.3	3.1	(1.7)
Total Production	2.8	2.9	2.1	(5.0)

[1]	See Table 6 for detailed manufacturing industries.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Real Gross Domestic Product at Basic Prices by Detailed Manufacturing Industries, 2017–2020				Table 5
	(Chained $2012 Millions)
	2017	2018	2019	2020
Manufacturing	85,657	88,398	87,763	78,272
Food, Beverage and Tobacco Products	13,431	13,864	14,114	14,030
Textile, Clothing and Leather Products	936	995	978	756
Wood Products and Furniture	3,853	3,714	3,729	3,334
Paper Products and Printing	4,884	4,831	4,586	4,201
Chemical and Petroleum Products	11,511	11,948	12,037	11,260
Plastic and Rubber Products	5,220	5,720	5,682	5,077
Primary Metal and Fabricated Metal Products	10,860	11,549	11,163	9,728
Machinery	7,693	8,375	8,293	7,124
Electrical and Electronic Products	5,288	5,820	5,667	4,988
Transportation Equipment	17,050	16,785	16,580	12,547
Other Manufacturing	5,245	5,242	5,417	5,802

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Growth in Real Gross Domestic Product at Basic Prices by Detailed Manufacturing Industries, 2017–2020				Table 6
	(Per Cent Change)
	2017	2018	2019	2020
Manufacturing	0.4	3.2	(0.7)	(10.8)
Food, Beverage and Tobacco Products	4.5	3.2	1.8	(0.6)
Textile, Clothing and Leather Products	3.4	6.4	(1.8)	(22.7)
Wood Products and Furniture	1.7	(3.6)	0.4	(10.6)
Paper Products and Printing	2.5	(1.1)	(5.1)	(8.4)
Chemical and Petroleum Products	(3.3)	3.8	0.7	(6.5)
Plastic and Rubber Products	4.6	9.6	(0.7)	(10.6)
Primary Metal and Fabricated Metal Products	1.8	6.3	(3.3)	(12.9)
Machinery	6.5	8.9	(1.0)	(14.1)
Electrical and Electronic Products	2.3	10.1	(2.6)	(12.0)
Transportation Equipment	(5.6)	(1.6)	(1.2)	(24.3)
Other Manufacturing	2.9	(0.1)	3.3	7.1

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Housing Market Indicators, 2017–2020				Table 7
	2017	2018	2019	2020
New Housing Market
Residential Construction, Current $ Millions	71,615	70,004	71,927	82,504
Per Cent Change	7.3	(2.2)	2.7	14.7
Real Residential Construction ($2012 Millions)	57,946	55,880	56,132	60,890
Per Cent Change	0.8	(3.6)	0.5	8.5
Housing Starts (Units)	79,123	78,742	68,985	81,305
Per Cent Change	5.6	(0.5)	(12.4)	17.9
Of which: Single-detached, urban areas (Units)	26,340	21,537	18,259	20,922
Per Cent Change	(3.1)	(18.2)	(15.2)	14.6
Multiple, urban areas (Units)	48,864	54,421	49,605	57,996
Per Cent Change	9.4	11.4	(8.8)	16.9
New Housing Price Index (Dec. 2016=100)	103	104	105	108
Per Cent Change	6.3	1.0	0.4	2.7
Resale Market
Home Resales (Units)	219,718	192,359	209,676	228,116
Per Cent Change	(9.8)	(12.5)	9.0	8.8
Average Resale Price ($)	586,600	571,973	608,294	705,689
Per Cent Change	9.6	(2.5)	6.4	16.0

Sources:	Statistics Canada, Canada Mortgage and Housing Corporation, Canadian Real Estate Association and Ontario Ministry of Finance.

Selected Financial Indicators, 2007–2020							Table 8
	(Per Cent)
	2007	2008	2009	2010	2011	2012	2013
Interest Rates
Bank Rate	4.6	3.2	0.6	0.9	1.3	1.3	1.3
Prime Rate	6.1	4.7	2.4	2.6	3.0	3.0	3.0
10-Year Government Bonds	4.3	3.6	3.3	3.2	2.8	1.9	2.3
Three-month T-Bills	4.1	2.3	0.3	0.6	0.9	0.9	1.0
Mortgage Rates
5-Year Rate	7.1	7.1	5.6	5.6	5.4	5.3	5.2
1-Year Rate	6.9	6.7	4.0	3.5	3.5	3.2	3.1

Table 8 (continued)	(Per Cent)
	2014	2015	2016	2017	2018	2019	2020
Interest Rates
Bank Rate	1.3	0.9	0.8	1.0	1.7	2.0	0.8
Prime Rate	3.0	2.8	2.7	2.9	3.6	4.0	2.8
10-Year Government Bonds	2.2	1.5	1.3	1.8	2.3	1.6	0.7
Three-month T-Bills	0.9	0.5	0.5	0.7	1.4	1.7	0.4
Mortgage Rates
5-Year Rate	4.9	4.7	4.7	4.8	5.3	5.3	4.9
1-Year Rate	3.1	3.0	3.1	3.2	3.5	3.6	3.2

Source: Bank of Canada.

Ontario, International Merchandise Exports[1] by Major Commodity[2], 2020				Table 9
		Value ($ Millions)	2020 Growth (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	52,264	(24.9)	27.9
2	Precious metals & stones	26,109	8.1	14.0
3	Mechanical equipment	18,351	(13.5)	9.8
4	Plastic products	7,987	0.4	4.3
5	Electrical machinery	6,861	(14.1)	3.7
6	Pharmaceutical products	6,683	7.5	3.6
7	Iron and steel	4,841	(8.5)	2.6
8	Cereal and baked products	4,508	4.2	2.4
9	Scientific, photo & med eqmt	3,802	(7.1)	2.0
10	Furniture and accessories	3,576	(15.7)	1.9
11	Iron and steel products	2,730	(7.1)	1.5
12	Nickel & articles thereof	2,457	(5.7)	1.3
13	Aircraft and parts	2,440	(11.2)	1.3
14	Aluminium & articles	2,399	(0.7)	1.3
15	Oils & other petroleum products	2,335	(21.9)	1.2
16	Miscellaneous chemical products	2,252	26.0	1.2
17	Paper products	2,233	(0.3)	1.2
18	Wood products	2,013	15.4	1.1
19	Vegetables	1,962	23.6	1.0
20	Inorganic chemicals	1,773	(25.7)	0.9
21	Meat	1,344	9.4	0.7
22	Perfumes and cosmetics	1,296	(13.4)	0.7
23	Rubber products	1,275	(18.9)	0.7
24	Organic chemicals	1,249	(9.2)	0.7
25	Miscellaneous food products	1,231	3.3	0.7
	All other commodities	23,174	(2.7)	12.4
	Total Exports	187,145	(10.5)	100.0

[1]	International merchandise exports exclude re-exports and are reported on a customs basis.
[2]	Product groupings based on two-digit Harmonized System codes.

Source: Statistics Canada.

Ontario, International Merchandise Imports by Major Commodity[1], 2020				Table 10
		Value ($ Millions)	2020 Growth (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	59,469	(24.3)	17.6
2	Mechanical equipment	49,390	(7.1)	14.6
3	Electrical machinery	37,268	(10.0)	11.0
4	Precious metals & stones	19,588	64.8	5.8
5	Pharmaceutical products	15,507	5.2	4.6
6	Plastic products	13,943	(1.4)	4.1
7	Scientific, photo & med eqmt	10,150	(7.4)	3.0
8	Furniture and accessories	6,223	(11.7)	1.8
9	Iron and steel products	6,051	(11.7)	1.8
10	Organic chemicals	5,556	(5.3)	1.6
11	Oils & other petroleum products	5,540	(41.7)	1.6
12	Iron and steel	4,492	(12.8)	1.3
13	Paper products	4,395	(3.4)	1.3
14	Miscellaneous chemical products	4,050	16.5	1.2
15	Rubber products	3,825	(12.7)	1.1
16	Perfumes and cosmetics	3,662	(4.1)	1.1
17	Fruit and nuts	3,476	5.0	1.0
18	Cereal and baked products	3,249	5.5	1.0
19	Aluminium & articles	3,119	(5.9)	0.9
20	Aircraft and parts	3,084	(23.9)	0.9
21	Miscellaneous food products	3,078	7.7	0.9
22	Toys and sporting goods	3,064	(1.0)	0.9
23	Beverages	2,884	5.3	0.9
24	Soap and wax	2,866	16.1	0.8
25	Non-knitted clothes	2,651	(8.4)	0.8
	All other commodities	59,409	(1.2)	17.6
	Domestic Imports	335,989	(7.6)	99.3
	Re-imports[2]	2,214	(6.3)	0.7
	Total Imports	338,203	(7.5)	100.0

[1]	Product groupings based on two-digit Harmonized System codes. Data reported on a customs basis. Domestic imports exclude re-imports. Total imports are the sum of domestic imports and re-imports.
[2]	These are goods re-entering (returned to) Ontario after having been exported abroad without having been materially altered or enhanced in value while abroad.

Source: Statistics Canada.

Ontario, International Merchandise Exports[1] by Top 25 Trading Partners, 2020				Table 11
		Exports ($ Millions)	2020 Growth (Per Cent)	Per Cent of Total
1	United States	143,932	(10.9)	76.9
2	United Kingdom	16,343	1.5	8.7
3	Germany	2,864	9.6	1.5
4	Mexico	2,520	(16.1)	1.3
5	China	2,510	(14.7)	1.3
6	Japan	2,183	15.5	1.2
7	Norway	2,109	10.5	1.1
8	Italy	1,591	18.0	0.9
9	Saudi Arabia	1,313	(45.7)	0.7
10	Hong Kong	858	(70.5)	0.5
11	France	820	(6.9)	0.4
12	Netherlands	746	(3.7)	0.4
13	South Korea	671	(18.1)	0.4
14	Belgium	568	(16.4)	0.3
15	Australia	510	(9.2)	0.3
16	India	403	(29.0)	0.2
17	Ireland	394	2.5	0.2
18	Switzerland	342	50.6	0.2
19	Taiwan	334	(0.2)	0.2
20	Brazil	306	1.4	0.2
21	Singapore	275	(24.5)	0.1
22	United Arab Emirates	255	(7.7)	0.1
23	Spain	247	(1.0)	0.1
24	Chile	205	(27.6)	0.1
25	Philippines	197	35.7	0.1
	All other countries	4,649	(19.1)	2.5
	Total Exports	187,145	(10.5)	100.0

[1]	International merchandise exports exclude re-exports and are reported on a customs basis.

Source: Statistics Canada.

Ontario, International Merchandise Imports[1] by Top 25 Trading Partners, 2020				Table 12
		Imports ($ Millions)	2020 Growth (Per Cent)	Per Cent of Total
1	United States	176,193	(10.9)	52.1
2	China	45,712	1.3	13.5
3	Mexico	23,302	(19.6)	6.9
4	Japan	9,677	(16.8)	2.9
5	Germany	8,572	(10.9)	2.5
6	South Korea	6,434	(3.2)	1.9
7	Vietnam	4,978	19.3	1.5
8	Switzerland	4,631	17.4	1.4
9	Italy	4,439	(8.1)	1.3
10	Brazil	3,538	43.2	1.0
11	United Kingdom	3,116	(4.7)	0.9
12	Peru	3,030	5.2	0.9
13	Taiwan	3,008	(4.3)	0.9
14	India	2,603	(7.5)	0.8
15	Ireland	2,504	12.2	0.7
16	France	2,282	(19.2)	0.7
17	Thailand	2,036	(3.9)	0.6
18	Malaysia	2,002	8.4	0.6
19	Belgium	1,957	(19.7)	0.6
20	South Africa	1,625	116.7	0.5
21	Spain	1,624	(2.7)	0.5
22	Netherlands	1,252	(12.0)	0.4
23	Egypt	1,190	23.9	0.4
24	Sweden	1,169	2.5	0.3
25	Turkey	885	1.9	0.3
	All other countries	18,230	2.0	5.4
	Domestic Imports	335,989	(7.6)	99.3
	Re-imports[2]	2,214	(6.3)	0.7
	Total Imports	338,203	(7.5)	100.00

[1]	Data reported on a customs basis. Domestic imports exclude re-imports. Total imports are the sum of domestic imports and re-imports.
[2]	These are goods re-entering (returned to) Ontario after having been exported abroad without having been materially altered or enhanced in value while abroad.

Source: Statistics Canada.

Ontario, Selected Demographic Characteristics, 2014–2021[1]								Table 13
	2014	2015	2016	2017	2018	2019	2020	2021
Total Population (000s)	13,618	13,707	13,875	14,070	14,309	14,545	14,746	14,826
Annual average Growth over Preceding Year (%)	0.8	0.7	1.2	1.4	1.7	1.6	1.4	0.5
Median Age (Years)	40.5	40.7	40.7	40.7	40.6	40.5	40.5	40.7
Age Group Shares (%)
0–4	5.3	5.2	5.2	5.1	5.0	5.0	4.9	4.8
5–14	11.0	11.0	11.0	10.9	10.8	10.7	10.6	10.5
15–24	13.2	13.0	12.9	13.0	13.0	13.0	12.8	12.5
25–44	26.7	26.6	26.5	26.5	26.7	27.0	27.4	27.6
45–64	28.2	28.2	28.1	27.9	27.5	27.1	26.7	26.5
65–74	8.7	8.9	9.2	9.4	9.6	9.8	10.0	10.3
75+	6.9	7.0	7.1	7.2	7.3	7.5	7.6	7.8
Total Fertility Rate[2]	1.53	1.52	1.51	1.49	1.45	1.42	—	—
Life Expectancy at Birth (Years)[3]
Female	84.3	84.4	84.4	84.4	84.5	—	—	—
Male	80.3	80.4	80.3	80.3	80.3	—	—	—
Families (000s)	3,782	3,800	3,832	3,883	3,953	4,010	4,055	4,111
Households (000s)[4]	—	—	5,169	—	—	—	—	—

[1]	Population estimates are for July 1.
[2]	Calendar-year data.
[3]	For three-year periods with the reference year as the middle year.
[4]	Households are from Census enumeration.

Source: Statistics Canada.

Ontario, Components of Population Growth, 2011-12 to 2020-21[1]					Table 14
	(Thousands)
	2011-12	2012-13	2013-14	2014-15	2015-16
Population at Beginning of Period	13,261	13,391	13,511	13,618	13,707
Births	141	141	140	140	140
Deaths	89	93	94	98	97
Immigrants	101	106	102	90	120
Net Emigrants[2]	25	24	25	24	25
Net Change in Non-permanent Residents	24	16	11	2	31
Interprovincial Arrivals	60	55	57	63	72
Interprovincial Departures	71	69	72	72	63
Population Growth During Period	129	120	107	90	168
Population at End of Period[3]	13,391	13,511	13,618	13,707	13,875
Population Growth (%)	1.0	0.9	0.8	0.7	1.2

Table 14 (continued)	(Thousands)
	2016-17	2017-18	2018-19	2019-20	2020-21
Population at Beginning of Period	13,875	14,070	14,309	14,545	14,746
Births	141	141	140	140	137
Deaths	102	107	106	112	117
Immigrants	98	132	139	127	108
Net Emigrants[2]	19	16	16	-3	12
Net Change in Non-permanent Residents	63	78	72	40	-18
Interprovincial Arrivals	72	70	67	75	65
Interprovincial Departures	58	60	60	72	83
Population Growth During Period	195	239	236	201	81
Population at End of Period[3]	14,070	14,309	14,545	14,746	14,826
Population Growth (%)	1.4	1.7	1.6	1.4	0.5

[1]	Data are from July 1 to June 30 (Census year).
[2]	Net Emigrants = Emigrants plus net change in temporary emigrants minus returning emigrants.
[3]	The sum of the components does not equal the total change in population due to residual deviation.

Source: Statistics Canada.

Ontario, Labour Force, 2007–2020							Table 15
	2007	2008	2009	2010	2011	2012	2013
Labour Force (000s)	6,975	7,052	7,063	7,138	7,207	7,239	7,325
Annual Labour Force Growth (%)	1.3	1.1	0.2	1.1	1.0	0.4	1.2
Participation Rate (%)
Male	72.5	72.4	71.5	71.1	71.1	70.7	70.5
Female	62.8	62.8	62.3	62.3	62.0	61.5	61.9
Share of Labour Force (%)
Youth (15–24)	16.4	16.2	15.7	15.3	15.5	15.1	15.1
Older Workers (55+)	14.5	15.2	15.9	16.9	17.3	18.0	18.4

Table 15 (continued)
	2014	2015	2016	2017	2018	2019	2020
Labour Force (000s)	7,345	7,343	7,409	7,507	7,609	7,816	7,766
Annual Labour Force Growth (%)	0.3	0.0	0.9	1.3	1.4	2.7	-0.6
Participation Rate (%)
Male	70.2	70.0	69.6	69.3	68.8	69.5	68.4
Female	61.3	60.5	60.4	60.2	60.1	60.4	58.9
Share of Labour Force (%)
Youth (15–24)	15.1	14.9	14.5	14.7	14.8	14.7	14.2
Older Workers (55+)	19.3	19.8	20.5	20.8	21.0	21.5	21.9

Source: Statistics Canada.

Ontario, Employment, 2007–2020							Table 16
	2007	2008	2009	2010	2011	2012	2013
Total Employment (000s)	6,527	6,588	6,416	6,515	6,638	6,667	6,768
Male	3,413	3,442	3,301	3,366	3,449	3,470	3,509
Female	3,113	3,146	3,115	3,149	3,189	3,197	3,259
Annual Employment Growth (%)	1.2	0.9	(2.6)	1.5	1.9	0.4	1.5
Net Job Creation (000s)	78	61	(172)	99	124	29	101
Public-sector Employment (000s)	1,185	1,255	1,233	1,253	1,303	1,290	1,310
Private-sector Employment (000s)	4,376	4,348	4,181	4,257	4,331	4,347	4,405
Self-employment (000s)	966	984	1,001	1,005	1,004	1,030	1,053
Manufacturing Employment (% of total)	14.4	13.5	12.1	11.8	11.6	11.7	11.2
Services Employment (% of total)	76.6	77.2	78.8	78.9	78.9	78.9	79.6
Part-time (% of total)	18.2	18.7	19.6	19.6	19.2	19.2	19.5
Average Hours Worked Per Week[1]	37.1	36.7	35.9	36.0	36.3	36.5	36.3

Table 16 (continued)
	2014	2015	2016	2017	2018	2019	2020
Total Employment (000s)	6,809	6,845	6,921	7,053	7,173	7,377	7,022
Male	3,549	3,584	3,623	3,692	3,761	3,875	3,722
Female	3,260	3,261	3,299	3,360	3,413	3,502	3,300
Annual Employment Growth (%)	0.6	0.5	1.1	1.9	1.7	2.8	(4.8)
Net Job Creation (000s)	41	36	76	131	121	204	(355)
Public-sector Employment (000s)	1,298	1,281	1,294	1,319	1,360	1,375	1,359
Private-sector Employment (000s)	4,474	4,506	4,544	4,640	4,717	4,831	4,542
Self-employment (000s)	1,038	1,059	1,084	1,094	1,097	1,171	1,121
Manufacturing Employment (% of total)	10.9	10.8	10.9	10.9	10.7	10.3	10.5
Services Employment (% of total)	79.9	79.6	79.4	79.6	79.6	80.1	79.9
Part-time (% of total)	19.4	18.8	18.9	19.0	18.5	18.7	17.4
Average Hours Worked Per Week[1]	35.8	36.3	36.3	36.0	36.4	35.9	35.9

[1]	Average actual hours worked per week at all jobs, excluding persons not at work, in reference week.

Source: Statistics Canada.

Ontario, Unemployment, 2007–2020							Table 17
	2007	2008	2009	2010	2011	2012	2013
Total Unemployment (000s)	448	464	647	623	569	572	557
Unemployment Rate (%)	6.4	6.6	9.2	8.7	7.9	7.9	7.6
Male	6.8	6.9	10.4	9.3	8.2	8.2	8.0
Female	6.1	6.3	7.8	8.1	7.6	7.5	7.2
Greater Toronto Area (GTA)[1]	6.8	6.9	9.6	9.2	8.4	8.8	8.2
Northern Ontario	6.9	6.7	9.0	8.3	7.8	7.2	7.5
Youth (15–24)	12.6	13.4	17.1	17.0	15.5	16.6	15.9
Older Workers (55+)	4.8	5.0	6.7	6.5	6.1	5.9	5.6
Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	13.1	13.8	18.8	24.9	24.3	22.8	23.1
Youth (15–24)	32.1	33.0	29.4	29.9	30.4	31.6	31.5
Older Workers (55+)	11.0	11.6	11.6	12.5	13.5	13.3	13.4
Average Duration (weeks)	14.7	14.8	18.5	22.0	22.5	22.3	21.9
Youth (15–24)	8.1	8.3	11.0	11.4	12.2	12.7	12.7
Older Workers (55+)	20.9	22.8	31.0	34.4	34.8	33.3	31.6

Table 17 (continued)
	2014	2015	2016	2017	2018	2019	2020
Total Unemployment (000s)	536	498	488	454	436	439	744
Unemployment Rate (%)	7.3	6.8	6.6	6.0	5.7	5.6	9.6
Male	7.5	7.0	6.8	6.3	5.7	5.8	9.2
Female	7.1	6.5	6.3	5.8	5.7	5.5	10.0
Greater Toronto Area (GTA)[1]	8.0	7.1	7.0	6.5	6.2	6.0	10.7
Northern Ontario	6.6	7.2	7.2	6.5	6.0	6.1	7.8
Youth (15–24)	15.2	14.3	13.7	12.2	11.8	12.0	22.0
Older Workers (55+)	5.5	5.0	5.0	4.6	4.3	4.2	7.0
Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	22.9	20.0	20.0	19.5	16.9	15.0	14.7
Youth (15–24)	31.5	31.4	30.4	29.6	30.4	31.4	32.5
Older Workers (55+)	14.4	14.5	15.5	15.7	15.8	16.1	16.1
Average Duration (weeks)	22.5	20.0	20.0	19.3	17.2	15.8	15.3
Youth (15–24)	13.3	12.3	11.2	10.6	9.6	9.3	11.8
Older Workers (55+)	33.4	30.1	30.8	31.3	28.5	26.5	20.8

[1]	Based on Economic Region 530, which closely matches the GTA, the main exception being that it excludes the city of Burlington.

Source: Statistics Canada.

Ontario, Employment by Industry, 2011–2020					Table 18
	(Thousands)
	2011	2012	2013	2014	2015
Goods Producing Industries	1,397	1,407	1,381	1,366	1,394
Primary Industries	128	124	118	113	120
Manufacturing	772	777	758	739	740
Construction	445	454	453	462	484
Utilities	52	52	52	52	50
Services Producing Industries	5,241	5,260	5,387	5,443	5,452
Trade	1,002	992	999	1,026	1,026
Transportation and Warehousing	322	312	336	328	321
Finance, Insurance, Real Estate and Leasing	497	491	505	502	533
Professional, Scientific and Technical Services	532	536	546	562	582
Business, Building and Other Support	290	295	323	330	325
Educational Services	463	466	481	493	513
Health Care and Social Assistance	756	769	788	796	798
Information, Culture and Recreation	335	316	308	312	304
Accommodation and Food Services	390	419	432	447	437
Public Administration	367	369	373	364	340
Other Services	287	295	296	284	273
Total Employment	6,638	6,667	6,768	6,809	6,845

Table 18 (continued)	Ontario, Employment by Industry, 2011–2020
	(Thousands)
	2016	2017	2018	2019	2020
Goods Producing Industries	1,425	1,439	1,464	1,467	1,411
Primary Industries	115	108	107	110	108
Manufacturing	757	770	769	762	738
Construction	505	513	530	540	515
Utilities	49	48	58	56	51
Services Producing Industries	5,496	5,613	5,710	5,910	5,611
Trade	1,019	1,057	1,059	1,084	1,024
Transportation and Warehousing	328	341	374	396	358
Finance, Insurance, Real Estate and Leasing	547	558	568	590	607
Professional, Scientific and Technical Services	588	621	625	668	665
Business, Building and Other Support	322	308	313	313	295
Educational Services	494	489	517	541	516
Health Care and Social Assistance	829	859	844	901	870
Information, Culture and Recreation	308	303	306	297	272
Accommodation and Food Services	442	444	460	449	338
Public Administration	350	368	357	373	382
Other Services	270	267	286	299	285
Total Employment	6,921	7,053	7,173	7,377	7,022

Note: Industrial groupings based on North American Industry Classification System (NAICS). Source: Statistics Canada.

Ontario, Growth in Employment by Industry, 2011–2020					Table 19
	(Per Cent Change)
	2011	2012	2013	2014	2015
Goods Producing Industries	1.8	0.7	(1.8)	(1.1)	2.0
Primary Industries	10.6	(3.2)	(5.2)	(4.2)	6.4
Manufacturing	0.7	0.7	(2.4)	(2.5)	0.1
Construction	2.1	2.0	(0.3)	2.0	4.7
Utilities	(3.3)	(1.3)	1.0	0.0	(4.0)
Services Producing Industries	1.9	0.4	2.4	1.0	0.2
Trade	(0.2)	(1.0)	0.7	2.7	0.0
Transportation and Warehousing	5.3	(3.2)	7.7	(2.4)	(2.2)
Finance, Insurance, Real Estate and Leasing	2.9	(1.1)	2.8	(0.6)	6.2
Professional, Scientific and Technical Services	2.7	0.6	2.0	2.8	3.6
Business, Building and Other Support	0.4	1.5	9.5	2.2	(1.4)
Educational Services	0.7	0.8	3.0	2.6	4.2
Health Care and Social Assistance	3.4	1.6	2.5	1.0	0.2
Information, Culture and Recreation	6.3	(5.7)	(2.4)	1.1	(2.7)
Accommodation and Food Services	0.7	7.2	3.2	3.5	(2.3)
Public Administration	3.0	0.8	1.0	(2.5)	(6.5)
Other Services	(2.1)	3.0	0.3	(4.1)	(3.9)
Total Employment	1.9	0.4	1.5	0.6	0.5
Table 19 (continued)	Ontario, Growth in Employment by Industry, 2011–2020
	(Per Cent Change)
	2016	2017	2018	2019	2020
Goods Producing Industries	2.2	1.0	1.7	0.2	(3.9)
Primary Industries	(4.3)	(5.7)	(1.2)	2.8	(2.0)
Manufacturing	2.3	1.8	(0.1)	(1.0)	(3.2)
Construction	4.3	1.7	3.2	2.0	(4.7)
Utilities	(2.8)	(2.1)	21.2	(3.6)	(9.2)
Services Producing Industries	0.8	2.1	1.7	3.5	(5.1)
Trade	(0.7)	3.7	0.2	2.4	(5.6)
Transportation and Warehousing	2.2	4.0	9.8	5.7	(9.7)
Finance, Insurance, Real Estate and Leasing	2.6	1.9	1.8	4.0	2.8
Professional, Scientific and Technical Services	0.9	5.7	0.6	6.9	(0.5)
Business, Building and Other Support	(0.9)	(4.3)	1.6	(0.2)	(5.7)
Educational Services	(3.7)	(1.1)	5.7	4.7	(4.6)
Health Care and Social Assistance	3.9	3.6	(1.7)	6.6	(3.4)
Information, Culture and Recreation	1.5	(1.8)	1.1	(3.1)	(8.4)
Accommodation and Food Services	1.0	0.5	3.8	(2.5)	(24.7)
Public Administration	2.9	5.1	(3.0)	4.5	2.4
Other Services	(1.1)	(1.0)	6.8	4.6	(4.6)
Total Employment	1.1	1.9	1.7	2.8	(4.8)

Note:     Industrial groupings based on North American Industry Classification System (NAICS).

Source: Statistics Canada.

Employment Insurance (EI), 2007–2020							Table 20
	2007	2008	2009	2010	2011	2012	2013
EI Regular Beneficiaries[1] (000s)
Ontario	131	142	246	216	175	159	155
Canada	479	486	734	684	583	535	503
EI Total Benefit Payments[2] ($ millions)
Ontario	4,045	4,369	6,721	6,117	5,330	5,180	5,213
Canada	12,426	13,015	18,684	17,881	16,050	15,662	15,365
EI Contributions ($ millions)
Ontario[3]	6,760	6,725	6,637	6,919	7,288	7,776	8,404
Canada[4]	16,709	16,737	16,502	17,227	18,221	19,558	21,492
EI Premium Rate[5] (% insured earnings)
Employer	2.52	2.42	2.42	2.42	2.49	2.56	2.63
Employee	1.80	1.73	1.73	1.73	1.78	1.83	1.88

Table 20 (continued)
	2014	2015	2016	2017	2018	2019	2020
EI Regular Beneficiaries[1] (000s)
Ontario	147	145	137	132	117	116	174
Canada	489	515	543	512	444	432	649
EI Total Benefit Payments[2] ($ millions)
Ontario	5,321	5,444	5,493	5,505	5,387	5,551	5,680
Canada	15,869	17,094	18,543	18,197	17,282	17,208	17,502
EI Contributions ($ millions)
Ontario[3]	8,612	8,999	9,221	8,344	8,836	9,150	9,184
Canada[4]	22,141	22,872	23,054	20,597	21,694	22,377	22,423
EI Premium Rate[5] (% insured earnings)
Employer	2.63	2.63	2.63	2.28	2.32	2.27	2.21
Employee	1.88	1.88	1.88	1.63	1.66	1.62	1.58

[1]	Figures are reported by Statistics Canada (Regular beneficiaries only) CANSIM Table: 14-10-0009-01 (formerly CANSIM 276-0020).
[2]

Figures for 2007-2019 are Ontario Ministry of Finance estimates based on Statistics Canada CANSIM Table 14-10-0007-01 (formerly CANSIM 276-0017). EI Total Benefit Payments do not include amounts related to Employment Benefits and Support Measures, delivered under Part II of the Employment Insurance Act. Figures for 2020 are reported by EI Monitoring and Assessment Report for fiscal year 2019-20 (Excludes family caregiver benefits for adults and children as well as amounts related to Part II of the Employment Insurance Act)

[3]	Figures for Ontario EI Contributions are Ontario Ministry of Finance estimates based on data from provincial and territorial economic accounts and data reported by the federal Department of Finance.
[4]	Figures for Canada EI Contributions are reported by the federal Department of Finance as part of the Fiscal Monitor.
[5]	EI premiums are collected on total earnings from the first hundred dollars earned to the maximum insurable earnings.

Note:	In 2021, the EI maximum weekly benefit is $595, which is equal to 55 per cent of EI maximum insurable earnings of $56,300.
Sources:	Statistics Canada, Employment and Social Development Canada, Department of Finance Canada and Ontario Ministry of Finance.

Ontario, Labour Compensation, 2007–2020							Table 21
	2007	2008	2009	2010	2011	2012	2013
Average Weekly Earnings ($)[1]	819.19	838.34	848.77	881.36	893.40	906.10	920.09
Increase (%)	3.9	2.3	1.2	3.8	1.4	1.4	1.5
CPI Inflation (%)	1.8	2.3	0.4	2.5	3.1	1.4	1.0
AWE Increase Less CPI Inflation (%)	2.0	0.1	0.9	1.4	(1.7)	0.0	0.6
AWE – Manufacturing ($)	997.47	999.72	950.13	999.23	1,006.42	1,036.99	1,050.59
Increase (%)	3.8	0.2	(5.0)	5.2	0.7	3.0	1.3
Increase Less CPI Inflation (%)	1.9	(2.0)	(5.3)	2.7	(2.4)	1.6	0.3
Wage Settlement Increases (%)[2]
All Sectors	3.0	2.7	2.2	2.0	1.7	1.3	1.0
Public	3.1	3.1	2.4	1.9	1.6	1.4	0.5
Private	2.9	2.0	1.2	2.0	1.9	1.2	2.3
Person Days Lost Due to Strikes and Lockouts (000s)	389	282	1,550	705	352	201	288
Minimum Wage at Year-end ($/hour)	8.00	8.75	9.50	10.25	10.25	10.25	10.25

Table 21 (continued)
	2014	2015	2016	2017	2018	2019	2020
Average Weekly Earnings ($)[1]	938.50	963.37	974.41	993.23	1,022.00	1,049.73	1,126.30
Increase (%)	2.0	2.6	1.1	1.9	2.9	2.7	7.3
CPI Inflation (%)	2.4	1.2	1.8	1.7	2.4	1.9	0.7
AWE Increase Less CPI Inflation (%)	(0.4)	1.5	(0.7)	0.2	0.5	0.9	6.6
AWE – Manufacturing ($)	1,071.73	1,107.09	1,119.28	1,125.79	1,121.57	1,162.57	1,182.90
Increase (%)	2.0	3.3	1.1	0.6	(0.4)	3.7	1.7
Increase Less CPI Inflation (%)	(0.3)	2.1	(0.7)	(1.1)	(2.7)	1.8	1.1
Wage Settlement Increases (%)[2]
All Sectors	1.5	1.0	1.6	1.9	1.7	1.9	1.4
Public	1.4	0.8	1.4	1.9	1.7	1.5	1.3
Private	1.9	1.6	1.9	2.0	1.9	2.3	1.7
Person Days Lost Due to Strikes and Lockouts (000s)	132	337	245	418	303	355	849
Minimum Wage at Year-end ($/hour)	11.00	11.25	11.40	11.60	14.00	14.00	14.25

[1]	Average Weekly Earnings (AWE) includes overtime.
[2]

Wage settlement increases are for collective agreements covering 200 or more employees for data prior to 2010 and 150+ employees from 2010 onwards, Ontario Ministry of Labour, Training and Skills Development.

Sources: Statistics Canada, Ontario Ministry of Labour, Training and Skills Development and Ontario Ministry of Finance.

Ontario, Employment Level by Economic Regions, 2011–2020					Table 22
	(Thousands)
	2011	2012	2013	2014	2015
Ontario	6,638	6,667	6,768	6,809	6,845
Region: [1]
East	894	904	891	899	882
Ottawa (510)	678	693	680	692	683
Kingston-Pembroke (515)	216	212	211	207	198
Greater Toronto Area (530)[2]	3,075	3,100	3,215	3,203	3,265
Central	1,542	1,537	1,542	1,578	1,582
Muskoka-Kawarthas (520)	175	170	167	184	166
Kitchener-Waterloo-Barrie (540)	674	671	687	697	706
Hamilton-Niagara Peninsula (550)	693	697	688	696	710
Southwest	768	768	764	772	770
London (560)	318	320	319	320	326
Windsor-Sarnia (570)	293	296	294	300	297
Stratford-Bruce Peninsula (580)	157	152	150	152	147
North	360	358	356	358	347
Northeast (590)	260	256	254	258	249
Northwest (595)	99	102	102	100	98

Table 22 (continued)	(Thousands)
	2016	2017	2018	2019	2020
Ontario	6,921	7,053	7,173	7,377	7,022
Region: [1]
East	898	899	915	965	909
Ottawa (510)	688	692	709	746	705
Kingston-Pembroke (515)	211	206	206	218	203
Greater Toronto Area (530)[2]	3,304	3,364	3,433	3,548	3,382
Central	1,590	1,654	1,660	1,696	1,617
Muskoka-Kawarthas (520)	170	182	180	174	174
Kitchener-Waterloo-Barrie (540)	706	729	735	763	732
Hamilton-Niagara Peninsula (550)	714	743	745	759	711
Southwest	780	786	808	811	771
London (560)	329	330	339	341	342
Windsor-Sarnia (570)	303	303	308	309	274
Stratford-Bruce Peninsula (580)	148	153	161	161	155
North	350	351	357	357	343
Northeast (590)	249	247	252	253	248
Northwest (595)	101	104	105	104	95

[1]	Standard deviations vary significantly across regions, decreasing as the size of the region increases.
[2]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the city of Burlington.

Note:     All figures are average annual employment levels.

Source: Statistics Canada.

Ontario, Employment Level by Industry for Economic Regions, 2020				Table 23
	(Thousands)
	All Industries	Agriculture	Resources[1]	Manufacturing
Ontario	7,022	72	36	738
Region:
East	909	11	2	47
Ottawa (510)	705	8	—	32
Kingston-Pembroke (515)	203	3	—	15
Greater Toronto Area (530)	3,382	7	4	310
Central	1,617	22	7	231
Muskoka-Kawarthas (520)	174	—	2	18
Kitchener-Waterloo-Barrie (540)	732	8	3	122
Hamilton-Niagara Peninsula (550)	711	13	2	91
Southwest	771	29	3	128
London (560)	342	10	—	48
Windsor-Sarnia (570)	274	9	—	56
Stratford-Bruce Peninsula (580)	155	10	2	24
North	343	3	20	22
Northeast (590)	248	2	17	18
Northwest (595)	95	—	3	5

Table 23 (continued)	(Thousands)
	Construction	Distributive[2]	Finance, Prof. & Mgmt.[3]	Info., Culture & Recreation[4]
Ontario	515	643	1,567	272
Region:
East	61	57	158	28
Ottawa (510)	43	45	125	24
Kingston-Pembroke (515)	18	12	33	5
Greater Toronto Area (530)	203	347	992	157
Central	154	144	264	55
Muskoka-Kawarthas (520)	16	13	27	6
Kitchener-Waterloo-Barrie (540)	70	68	123	27
Hamilton-Niagara Peninsula (550)	67	63	114	22
Southwest	71	66	111	22
London (560)	29	29	59	12
Windsor-Sarnia (570)	23	22	35	7
Stratford-Bruce Peninsula (580)	19	15	18	4
North	26	29	42	9
Northeast (590)	19	20	31	7
Northwest (595)	8	9	11	3

Table 23 (continued)			(Thousands)
	Retail Trade	Personal Services[5]	Education
Ontario	789	623	516
Region:
East	105	86	77
Ottawa (510)	78	65	55
Kingston-Pembroke (515)	27	21	22
Greater Toronto Area (530)	386	268	235
Central	177	166	124
Muskoka-Kawarthas (520)	24	21	10
Kitchener-Waterloo-Barrie (540)	75	71	59
Hamilton-Niagara Peninsula (550)	78	75	56
Southwest	80	72	52
London (560)	34	32	28
Windsor-Sarnia (570)	29	27	18
Stratford-Bruce Peninsula (580)	17	13	6
North	41	33	28
Northeast (590)	32	23	20
Northwest (595)	9	10	9

Table 23 (continued)	(Thousands)
	Health & Soc. Assistance	Public Administration
Ontario	870	382
Region:
East	123	154
Ottawa (510)	90	141
Kingston-Pembroke (515)	34	13
Greater Toronto Area (530)	360	114
Central	209	64
Muskoka-Kawarthas (520)	27	10
Kitchener-Waterloo-Barrie (540)	82	25
Hamilton-Niagara Peninsula (550)	100	30
Southwest	110	27
London (560)	49	12
Windsor-Sarnia (570)	38	10
Stratford-Bruce Peninsula (580)	23	5
North	67	23
Northeast (590)	46	16
Northwest (595)	21	7

All figures are average annual employment levels.

Sub-regional figures may not add up to regional totals due to rounding.

Employment numbers under 1,500 are suppressed because they are statistically unreliable.

See standard deviation and GTA note for Table 22.

Industrial groupings based on North American Industry Classification System (NAICS).

[1]	Includes Forestry, Fishing, Mining, Oil and Gas.
[2]	Includes Transportation and Warehousing, Utilities and Wholesale Trade.
[3]	Includes Finance, Insurance, Real Estate and Leasing; Business, building and other support services; and Professional, Scientific and Technical Services.
[4]

Includes industries such as Publishing, Motion Picture and Sound Recording, Broadcasting and Telecommunications, Information Services and Data Processing Services, Performing Arts, Spectator Sports and Related Industries, Heritage Institutions and Amusement, Gambling and Recreation.

[5]	Includes Accommodation and Food Services and Other Services (such as Repair and Maintenance, Personal and Laundry, Religious, Grant-making, Civic, Professional and Similar Organizations).

Source: Statistics Canada.

Ontario Economic Regions[1]	Table 24
East

Ottawa (510)	The united counties of Stormont, Dundas and Glengarry, Prescott and Russell, Leeds and Grenville, Lanark County and the Ottawa Division

Kingston-Pembroke (515)	The counties of Lennox and Addington, Hastings, Renfrew and Frontenac and the Prince Edward Division

Central

Muskoka-Kawarthas (520)	The counties of Northumberland, Peterborough, Haliburton, the Muskoka District Municipality and the Kawartha Lakes Division

Kitchener-Waterloo-Barrie (540)	The counties of Dufferin, Wellington and Simcoe and the Waterloo Regional Municipality

Hamilton-Niagara Peninsula (550)	The divisions of Brant, Haldimand-Norfolk and Hamilton, the Niagara Regional Municipality and the city of Burlington

Greater Toronto Area[2]

Toronto (530)	The Toronto Division and the regional municipalities of Durham, York, Peel and Halton (excluding the city of Burlington)

Southwest

London (560)	The counties of Oxford, Elgin and Middlesex

Windsor-Sarnia (570)	The counties of Lambton and Essex and the Chatham-Kent Division

Stratford-Bruce Peninsula (580)	The counties of Perth, Huron, Bruce and Grey

North

Northeast (590)	The districts of Nipissing, Parry Sound, Manitoulin, Sudbury, Timiskaming, Cochrane, Algoma and the Greater Sudbury Division

Northwest (595)	The districts of Thunder Bay, Rainy River and Kenora

[1]	As defined by Statistics Canada, Standard Geographical Classification SGC 2016.
[2]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the city of Burlington.